Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

First Internet Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 31, 2020

Dear Fellow Shareholder:

             It is my pleasure to invite you to attend the 2020 Annual Meeting of Shareholders of First Internet Bancorp on Monday, May 18, 2020 at 1:00 p.m. local time, which will be hosted virtually via the internet at www.virtualshareholdermeeting.com/INBK2020. At the meeting, you will be able to vote your shares electronically on the business items listed in the notice of the meeting and submit your questions.

             We are again furnishing our proxy materials to our shareholders primarily over the Internet. We believe that this e-proxy process expedites shareholders' receipt of proxy materials, helps keep our costs low and reduces the environmental impact of our annual meeting. On or about March 31, 2020, a Notice of Internet Availability of Proxy Materials will be mailed to our shareholders containing instructions on how to access our proxy statement, annual report and any related materials and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can elect to receive a paper copy of the proxy statement, annual report and any related materials.

             Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly.

             You may vote your shares via a toll-free telephone number or over the Internet. If you receive a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding available methods of voting are contained in the Notice of Internet Availability of Proxy Materials, the proxy statement and the proxy card. If you attend the meeting, you may vote electronically, provided that you comply with the requirements summarized in the proxy statement.

Sincerely,
/s/ David B. Becker
David B. Becker Chairman, President and Chief Executive Officer

11201 USA Parkway
Fishers, Indiana 46037
(317) 532-7900

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 18, 2020

The 2020 Annual Meeting of Shareholders of First Internet Bancorp will be held virtually via the Internet at www.virtualshareholdermeeting.com/INBK2020, at 1:00 p.m. local time on Monday, May 18, 2020, for the following purposes:

  •
  To elect eight directors to serve until the next annual meeting of shareholders;

  •
  To approve, in an advisory (non-binding) vote, the compensation paid to our named executive officers;

  •
  To ratify the appointment of BKD, LLP as our independent registered public accounting firm for 2020;

  •
  To approve an amendment to our Articles of Incorporation to allow shareholders to amend our Bylaws; and

  •
  To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record as of the close of business on March 23, 2020 are entitled to notice of and to vote at the annual meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies.

Your vote is important, regardless of the number of shares you own. If you do not attend the meeting to vote electronically, your vote will not be counted unless a proxy representing your shares is voted at the meeting. To ensure that your shares will be voted at the meeting, please vote in one of these ways:

  •
  Go to the website noted on your proxy card or the Notice of Internet Availability of Proxy Materials and vote via the Internet;

  •
  If you receive a printed copy of the proxy materials by mail, use the toll-free telephone number shown on your proxy card;

  •
  If you receive a printed copy of the proxy materials by mail, mark, sign, date and promptly return your proxy card in the envelope provided, which requires no additional postage if mailed in the U.S.; and

  •
  If you attend the meeting, you may revoke any previously-submitted proxy and vote electronically.

By order of the Board of Directors,
/s/ C. Charles Perfetti
C. Charles Perfetti Executive Vice President and Secretary

Fishers, Indiana
March 31, 2020

- i -

11201 USA Parkway
Fishers, Indiana 46037
(317) 532-7900

Annual Meeting of Shareholders
May 18, 2020

 PROXY STATEMENT

This proxy statement and the accompanying form of proxy are being furnished to the holders of common stock of First Internet Bancorp (the "Company," "we," "our," or "us") in connection with the solicitation of proxies by the Board of Directors (the "Board") for the 2020 Annual Meeting of Shareholders to be held virtually via the Internet at 1:00 p.m. local time on Monday, May 18, 2020, and at any adjournments thereof. This proxy statement and the accompanying form of proxy, or a Notice of Internet Availability of Proxy Materials, are being mailed to our shareholders on or about March 31, 2020.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held May 18, 2020

Copies of the notice of annual meeting of shareholders, this proxy statement and the annual report for the year ended December 31, 2019 are each available at www.firstinternetbancorp.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did shareholders receive a Notice of Internet Availability of Proxy Materials?

All of our shareholders will receive a Notice of Internet Availability of Proxy Materials (the "Notice") containing information on the availability of our proxy materials on the Internet, unless they previously requested a printed copy of the proxy materials. Shareholders will not receive a printed copy of our proxy materials unless they request the materials in the manner described in the Notice. The Notice explains how to access and review this proxy statement and our annual report for the year ended December 31, 2019, and how you may vote by proxy.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By voting over the Internet, by telephone or, if you receive a printed copy of the proxy materials, by completing and returning a proxy card, you are giving the persons named, David B. Becker and Kenneth J. Lovik, the authority to vote your shares in the manner you indicate.

Who is qualified to vote?

Shareholders of record as of the close of business on March 23, 2020 are entitled to vote at the annual meeting or any adjournments thereof. As of March 23, 2020, we had 9,754,964 shares of our common stock outstanding, each of which is entitled to one vote for each director nominee and one vote on each other item of business properly brought before the meeting.

How many shares must be present to hold the meeting?

The presence in person (including virtually) or by proxy of the holders of a majority of the outstanding shares entitled to vote at the annual meeting, or 4,877,483 shares, is necessary to constitute a quorum for the transaction of business.

What is the difference between a "shareholder of record" and a "street name" holder?

These terms describe how your shares are held. You are a "shareholder of record" if your shares are registered directly in your name with our transfer agent, Computershare. You are a "street name" holder if your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian.

How do I vote my shares?

If you are a "shareholder of record," you have several choices. You can vote your shares by proxy:

  •
  over the Internet;

  •
  by telephone; or

  •
  if you receive a printed copy of the proxy card, by marking, signing, dating and mailing your proxy card.

You will need to have the Notice or, if you received a printed copy of the proxy materials, your proxy card, available when voting over the Internet or by telephone. Please refer to the specific instructions set forth on the Notice or proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a shareholder. If you vote over the Internet or by telephone, you do not need to return a proxy card.

If you hold your shares in "street name," your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your shares.

Why are you conducting a virtual annual meeting?

We are conducting this year's annual meeting entirely online due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders. This meeting format is consistent with current guidance from the Centers for Disease Control and Prevention and other public health officials. In addition, we believe the online meeting format will provide shareholders who would not otherwise be able to attend the annual meeting the opportunity to do so. As in prior years, our shareholders will continue to be able to vote and ask questions during the meeting.

Can I vote electronically at the meeting?

If you are a "shareholder of record," you may vote your shares electronically at the meeting.

If you hold your shares in "street name," you must obtain a legal proxy from your broker, bank, trustee or other nominee, giving you the right to vote your shares electronically at the meeting.

What do I need to do to attend the meeting and how do I vote my shares electronically?

We intend to hold our annual meeting virtually via the Internet, which you may access at www.virtualshareholdermeeting.com/INBK2020. Only shareholders who owned our common stock as of the close of business on March 23, 2020 will be entitled to attend the meeting.

  •
  If you are a "shareholder of record," you may vote your shares electronically and ask questions at the meeting by following the instructions provided on the Notice or, if you received a printed copy of the proxy materials, your proxy card, to log into www.virtualshareholdermeeting.com/INBK2020. To participate in the annual meeting, you will need the 16-digit control number provided on the Notice or your proxy card.

  •
  If your shares are held in "street name," you may receive a voting instruction form with a 16-digit control number that will allow you to log into www.virtualshareholdermeeting.com/INBK2020, vote your shares electronically and ask questions. Because this is our first year conducting a virtual annual meeting, we encourage you to confirm the correct process for accessing the meeting with your broker, bank, trustee or other nominee in advance. If you do not receive a 16-digit control number on your voting instruction form, you must request a legal proxy from your broker, bank, trustee or other nominee that holds your shares. Please follow the instructions from your broker, bank, trustee or other nominee or contact your broker, bank, trustee or other nominee to request a proxy form.

Even if you currently plan to attend the meeting, we recommend that you vote by proxy, either via the Internet, by telephone or by mail, so that your vote will be counted if you later decide not to attend the meeting.

What matters will be voted on at the meeting?

There are four substantive matters to be voted on at the meeting, as follows:

  •
  The election of eight directors to serve until the next annual meeting of shareholders;

  •
  An advisory vote to approve the compensation paid to our named executive officers, also referred to as a "say-on-pay" vote;

  •
  The ratification of the appointment of BKD, LLP as our independent registered public accounting firm for 2020; and

  •
  The approval of an amendment to our Articles of Incorporation (the "Articles") to allow shareholders to amend our Amended and Restated Bylaws (the "Bylaws").

What are broker non-votes?

A broker non-vote occurs when a nominee, such as a broker, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote on that particular proposal and has not received instructions from the beneficial owner as to how to vote its shares. Proposals 1, 2 and 4 each fall into this category. If you do not provide your broker with voting instructions, none of your shares held by the broker will be voted on any of those proposals.

What vote is required for each of the proposals to be approved?

For Proposal 1, the directors receiving a plurality of the votes cast FOR will be elected. Neither abstentions nor broker non-votes will affect the outcome of this proposal.

Proposals 2, 3 and 4 will be approved if more shares are voted FOR the proposal than AGAINST. Neither abstentions nor broker non-votes will affect the outcome of these proposals.

What can I do if I change my mind after I submit my proxy?

If you are a "shareholder of record," you may revoke your proxy at any time before it is voted at the meeting by: (1) sending a written notice of the revocation to our Secretary at 11201 USA Parkway, Fishers, Indiana 46037 that is received prior to the meeting, (2) submitting a later-dated proxy via the Internet, by telephone or by mail, or (3) by attending the meeting and voting your shares electronically.

If your shares are held in "street name," you may submit new voting instructions by contacting your broker, bank, trustee or other nominee holder. You also may vote electronically at the annual meeting if you obtain a legal proxy as described above.

What are the Board's recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

  •
  FOR the election of the eight director nominees;

  •
  FOR the say-on-pay advisory vote;

  •
  FOR the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for 2020; and

  •
  FOR the approval of an amendment to the Articles to allow shareholders to amend the Bylaws.

How would my shares be voted if I do not specify how they should be voted?

If you submit a proxy without indicating how you want your shares to be voted, the persons named as proxies will vote your shares in accordance with the Board's recommendations.

What is the effect of the say-on-pay advisory vote?

This proposal is advisory and not binding on the Company, the Board or the Compensation Committee of the Board. We could, if the Board or the Compensation Committee concluded it was in our best interests to do so, choose not to follow or implement the outcome of this advisory vote.

Why did I receive more than one Notice or proxy card?

You may receive multiple Notices or proxy cards if you hold your shares of record in different ways (e.g., joint tenancy, trusts, and custodial accounts) or in multiple accounts. If your shares are held in street name by a broker, bank, trustee or other nominee, you will receive voting instructions from your broker, bank, trustee or other nominee, and you will return your voting instructions to your broker, bank, trustee or other nominee. You should vote on and sign each proxy card and/or voting instruction form you receive.

What is householding?

Under a procedure approved by the U.S. Securities and Exchange Commission ("SEC") called "householding," certain shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials may receive only one copy of our annual report and proxy statement, unless one or more of those shareholders provides notice that they would like to continue to receive individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. Householding does not in any way affect the payment of dividends.

If you and other shareholders with whom you share an address currently receive multiple copies of our annual report and/or proxy statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the annual report or proxy statement for your household, please contact our Secretary at First Internet Bancorp, 11201 USA Parkway, Fishers, Indiana 46037 or by calling (317) 532-7900.

If you participate in householding and would like to receive a separate copy of our annual report and/or this proxy statement, please contact us in the manner described in the immediately preceding paragraph. The requested documents will be delivered to you promptly upon receipt of your request.

What happens if additional matters are presented at the annual meeting?

We know of no other matters other than the items of business described in this proxy statement that will be presented at the meeting. If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Indiana law and our Bylaws.

Can I review the list of shareholders entitled to vote at the meeting?

A list of shareholders entitled to vote at the meeting as of March 23, 2020 will be available for inspection for five business days prior to the annual meeting. If you want to inspect the shareholder list, please contact our Secretary at (317) 532-7900 to schedule an appointment. In addition, the shareholder list will be available during the annual meeting through the meeting website for those shareholders who choose to attend.

Who pays for the cost of proxy preparation and solicitation?

We are paying the costs of the solicitation of proxies. We must also pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with:

  •
  forwarding the Notice to beneficial owners;

  •
  forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

  •
  obtaining beneficial owners' voting instructions.

In addition to soliciting proxies by mail, certain of our directors, officers and other employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 23, 2020, regarding beneficial ownership of our common stock held by each director nominee and named executive officer, by all director nominees and executive officers as a group, and by all persons who are known to be beneficial owners of more than 5% of our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Shares
David B. Becker	287,621	(2)	2.9%
Kenneth J. Lovik	22,565	(3)	*
Nicole S. Lorch	27,310	(4)	*
C. Charles Perfetti	52,271	(5)	*
Ana Dutra	–		*
John K. Keach, Jr.	21,864	(6)	*
David R. Lovejoy	26,657	(7)	*
Michael L. Smith	–		*
Ralph R. Whitney, Jr.	52,186	(8)	*
Jerry Williams	101,551	(9)	*
Jean L. Wojtowicz	51,281	(10)	*
All director nominees and current executive officers as a group (11 persons)	643,306	(11)	6.5%
Stieven Capital Advisors, L.P.
12412 Powerscourt Drive, Suite 250 St. Louis, MO 63131	688,618	(12)	7.1%
BlackRock, Inc.
55 East 52nd Street New York, NY 10055	632,969	(13)	6.5%
Dimensional Fund Advisors LP
Building One 6300 Bee Cave Road Austin, TX 78746	552,347	(14)	5.7%

*
Less than one percent.
(1)
Unless otherwise indicated in the footnotes to this table, (a) the listed beneficial owner has sole voting power and investment power with respect to the number of shares shown, (b) no director or executive officer has pledged as security any shares shown as beneficially owned, and (c) deferred stock rights were issued under the Directors' Deferred Stock Rights Plan. Excludes fractional shares.
(2)
Includes 18,054 shares underlying restricted stock units scheduled to vest within 60 days of the date of this table; and 189,400 shares pledged as security for a personal line of credit at an unaffiliated institution.
(3)
Includes 6,331 shares underlying restricted stock units scheduled to vest within 60 days of the date of this table.
(4)
Includes 6,288 shares underlying restricted stock units scheduled to vest within 60 days of the date of this table.
(5)
Includes 4,822 shares underlying restricted stock units scheduled to vest within 60 days of the date of this table.
(6)
Includes 2,055 shares underlying deferred stock rights.
(7)
Includes 11,905 shares underlying deferred stock rights.

(8)
Includes 26,554 shares underlying deferred stock rights, of which 941 shares were issued under the 2013 Equity Plan.
(9)
Includes 18,015 shares underlying deferred stock rights, 39,500 shares indirectly held through an IRA and 1,702 shares held by a limited liability company of which Mr. Williams holds voting and investment power.
(10)
Includes 25,613 shares underlying deferred stock rights.
(11)
Includes 121,155 shares issuable upon vesting of restricted stock units scheduled to vest within 60 days of the date of this table; and 85,660 deferred stock rights, of which 941 were issued under the 2013 Equity Plan.
(12)
Based on information reported to the SEC in a Schedule 13G/A filed by Stieven Capital Advisors, L.P. on January 9, 2020, and reflects beneficial ownership as of December 31, 2019. Stieven Capital Advisors, L.P. reported having shared voting and dispositive power with respect to all shares identified.
(13)
Based on information reported to the SEC in a Schedule 13G/A filed by BlackRock, Inc. on February 5, 2020, and reflects beneficial ownership as of December 31, 2019. BlackRock, Inc. reported having sole voting power with respect to 615,384 shares and sole dispositive power with respect to 632,969 shares.
(14)
Based on information reported to the SEC in a Schedule 13G filed by Dimensional Fund Advisors LP on February 12, 2020, and reflects beneficial ownership as of December 31, 2019. Dimensional Fund Advisors LP reported having sole voting power with respect to 524,395 shares and sole dispositive power with respect to 552,347 shares.

CORPORATE GOVERNANCE

This section of the proxy statement includes Proposal 1, the election of eight persons to serve as directors of the Company until the annual meeting of shareholders to be held in 2021. It also includes information on the business experiences and skills of the nominees, our corporate and governance structure, our governance policies and the committees of the Board.

Proposal 1: Election of Directors

The Board, acting on the recommendation of its Nominating and Corporate Governance Committee, has nominated six incumbent directors and Ms. Dutra and Mr. Smith for election as directors. Ms. Dutra was identified and recommended as a director candidate to the Nominating and Corporate Governance Committee by a third-party search firm, and Mr. Smith was identified and recommended as a director candidate to the Nominating and Corporate Governance Committee by our Chief Executive Officer. Each nominee who is elected will serve for a term of one year, which expires at our next annual meeting of shareholders or such later date as his or her successor has been elected and qualified. Unless authority is specifically withheld, the shares voting by proxy will be voted in favor of these nominees.

If any of these nominees becomes unable to serve, we expect that the persons named as proxies will exercise their voting power in favor of such other person or persons as the Board may recommend. All of the nominees have consented to being named in this proxy statement and to serve if elected. The Board knows of no reason why any of the nominees would be unable to serve.

The names of the persons who are nominees for election, their current positions and offices with First Internet Bancorp and their experience and qualifications are set forth below. There are no family relationships among any of our directors or executive officers. Except for Mr. Becker's employment agreement, which provides that he will be employed as Chairman, President and Chief Executive Officer of our Company, there is no arrangement or understanding pursuant to which a director or executive officer has been selected as a director or nominee for election or as an executive officer.

Director Nominee	Age	Positions and Offices Held with First Internet Bancorp

David B. Becker	66	Chairman, President, Chief Executive Officer and Director
Ana Dutra	55	Director Nominee
John K. Keach, Jr.	68	Director
David R. Lovejoy	71	Director, Vice Chair of the Board
Michael L. Smith	71	Director Nominee
Ralph R. Whitney, Jr.	85	Director
Jerry Williams	77	Director
Jean L. Wojtowicz	62	Director

David B. Becker has served as our Chairman of the Board since 2006 and as our President and Chief Executive Officer since 2007. Mr. Becker founded the Company's subsidiary, First Internet Bank of Indiana (the "Bank"), in 1998 and has served as its president and chief executive officer since its founding and as a director of the Bank since 1999. In 1981, he founded re:Member Data Services, an electronic data processing services provider focused on credit unions throughout the United States, and served as its chief executive officer until its acquisition by Open Solutions Inc. in 2004. In 1994, he founded OneBridge, Inc., a credit and debit card processing firm, and served as its chief executive officer until it was acquired by Vantiv Inc. in 2014. In 1995, he founded VIFI, an Internet services provider focused on financial institutions, which was acquired by Digital Insight Corporation in 2002. In 2002, he founded Dynamic Knowledge Transfer, LLC, a private company that does business under the name DyKnow and specializes in educational technology for interactive learning experiences, and has served as a director since 2002. In 2007, he founded RICS Software, Inc., a private provider of web-based inventory control and point-of-sale solutions for retailers. He served as Chief Executive Officer of RICS Software from 2007 to February 2016 and has served as a director since 2007. He also serves on the board of directors of Techpoint, a philanthropic organization focused on strengthening Indiana's tech ecosystem and helping its tech companies grow.

Mr. Becker's more than 30 years of experience as a successful entrepreneur in numerous businesses and his role as our principal executive officer for over a decade uniquely qualify him for service on our Board.

Ana Dutra is not a current director and is standing for election for the first time. She founded Mandala Global Advisors, Inc., a provider of advisory services to boards and management to accelerate business growth through innovation, globalization, M&A, and turnaround strategies, in 2013 and currently serves as its Chief Executive Officer. She previously served as Chief Executive Officer of The Executives' Club of Chicago, a world-class senior executives organization focused on the development, innovation and networking of current and future business and community leaders, from 2014 until her retirement in September 2018. Prior to that she was a Proxy Officer and Chief Executive Officer of Korn/Ferry Consulting from 2007 until 2013. She has served as a member of the board of directors of CME Group Inc. (Nasdaq:CME) since January 2015, Eletrobras (NYSE:EBR) since January 2019, and Health, Harvest & Recreation, Inc. (NCSX:HARV) since 2014. She is also a member of the boards of directors of Elkay Manufacturing Company, M. Holland Company, Lifespace Communities, Inc., Greeley and Hansen LLC, Latino Corporate Directors Association, and Blessings-in-a-Backpack.

Ms. Dutra's experience as a current CEO and as a seasoned board member with particular experience in regulated industries qualifies her for service on our Board.

John K. Keach, Jr. has served as a director of the Company and the Bank since November 2012. He is currently a private investor. From 1994 to September 2012, he was Chairman of the Board, President and Chief Executive Officer of Indiana Community Bancorp, a bank holding company headquartered in Columbus, Indiana, which was acquired by Old National Bancorp in September 2012.

Mr. Keach's experience as the chief executive officer of a publicly-held bank holding company for more than ten years qualifies him for service on our Board.

David R. Lovejoy has served as Vice Chair of the Board since 2006. He has been a director of the Company since 2006 and a director of the Bank since 1999. Mr. Lovejoy previously served as

President of the Bank from 2000 to 2006. He is currently a managing director of Greycourt & Co., which provides investment advisor services. Mr. Lovejoy has extensive experience in financial services, corporate development and strategy, corporate restructuring and startup. He has served as the Vice Chairman of Mellon Bank Corporation and Security Pacific Corporation, and as a director of the Los Angeles Branch of the 12th District Federal Reserve Bank and Phelps Dodge Corporation.

Mr. Lovejoy's years of experience in the financial services industry, including his service as an executive of major financial companies and a director of a Federal Reserve Bank, qualify him for service on our Board.

Michael L. Smith is not a current director and is standing for election for the first time. Mr. Smith was the Executive Vice President and Chief Financial Officer of Anthem, Inc. and its subsidiaries, Anthem Blue Cross and Blue Shield, from 1999 until his retirement in 2005. Prior to that, he served as Chief Operating Officer of American Health Network, a subsidiary of Anthem. Prior to joining Anthem in 1996, Mr. Smith was Chairman, President and Chief Executive Officer of Mayflower Group, Inc. from 1989 to 1995, and he held various other management positions with Mayflower from 1974 to 1989. Previously, he was a director of the following public companies: Vectren Corporation (which was acquired by CenterPoint Energy, Inc. in 2019), Envision Healthcare Holdings, Inc. (which was acquired by Enterprise Parent Holdings Inc. in 2018), hhgregg Inc., Calumet Specialty Products Partners, L.P., InterMune, Inc., First Indiana Corporation (which was acquired by Marshall & Ilsley Corporation in 2008), Brightpoint, Inc. (which was acquired by Ingram Micro, Inc. in 2012) and Kite Realty Group Trust. Mr. Smith currently serves on the boards of LDI Ltd., LLC, Carestream Health Services, Inc., Agilon, Inc. and Drive Medical, which are private companies.

Mr. Smith's prior experience as the former Executive Vice President and Chief Financial Officer of Anthem, Inc. will bring to our Board a wealth of knowledge in dealing with financial and accounting matters. His experience in evaluating financial results and overseeing the financial reporting process of a large public company will make him an important resource for our Board. In addition to his financial acumen, Mr. Smith is a highly regarded thought and opinion leader in Indiana. As a result of his decades of involvement in businesses and community activities in Indiana, Mr. Smith has developed insights and relationships that uniquely provide him with the ability to offer a valuable perspective on issues that affect the Company in the communities we serve.

Ralph R. Whitney, Jr. has been a director of the Company since 2006 and a director of the Bank since 1998. Mr. Whitney has been a partner, Vice President and Director of Monument MicroCap Partners LLC since its launch in August 2018. He is Chairman Emeritus and had previously served as principal at Hammond, Kennedy, Whitney & Co., a New York financial intermediary and private investment banking firm, since 1971. He has served on the boards of directors of Baldwin Technology Company, Inc., Excel Industries, Inc. and Dura Automotive Systems, Inc. He serves as an advisor to Cheyenne Capital and Access Venture Partners. Mr. Whitney is also a Trustee of the University of Rochester and serves on the board of the University of Wyoming Foundation.

Mr. Whitney's decades of experience in private equity and investment banking and his service on several boards of directors of public companies qualify him for service on our Board.

Jerry Williams has been a director of the Company since 2006 and a director of the Bank since 1998. Mr. Williams has been a practicing attorney for more than 40 years and retired in December 2015 from the Indianapolis office of Taft Stettinius & Hollister LLP, a Cincinnati-based law firm. Mr. Williams previously served as executive vice president, general counsel and a director of ADESA Corporation, and was responsible for more than 20 acquisitions. He is a past director of NNC Group (and chaired its compensation and audit committees), the Indiana Secondary Market for Education Loans, Inc., a state-chartered organization originating and acquiring higher education loans, and Gleaners Food Bank of Indiana, Inc. He is also a minority owner of the Indy Fuel, a professional hockey team and member of the ECHL and serves on the board of directors for the Link Observatory Space Science Institute.

Mr. Williams' career, encompassing his experience in private legal practice in advising businesses and as general counsel and a director of publicly traded and private companies, qualifies him for service on our Board.

Jean L. Wojtowicz has been a director of the Company since 2006 and a director of the Bank since 1998. Ms. Wojtowicz founded Cambridge Capital Management Corp., a consulting firm and manager of non-traditional sources of business capital, in 1983 and currently serves as its President. She served on the board of directors of Vectren Corporation until its acquisition in February 2019. Ms. Wojtowicz also serves on the board of directors of First Merchants Corporation in addition to the One America Mutual Insurance Holding Company.

Ms. Wojtowicz's entrepreneurial skills demonstrated in the founding of her company, her experiences as an advisor to businesses obtaining financing and as a director of publicly traded companies qualify her for service on our Board.

The Board of Directors recommends a vote "FOR" each of the nominees for director.

General

Board of Directors. The Company is managed under the direction of the Board. The Company is a bank holding company and substantially all business activities are conducted through the Company's wholly-owned subsidiary, First Internet Bank of Indiana. The directors of the Company also serve as the directors of the Bank.

Policies on Corporate Governance. Our Board believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders. The Board or one of its committees periodically reviews our Corporate Governance Principles, the written charters for each of the standing committees of the Board and our Code of Business Conduct and Ethics and amends them as appropriate to reflect new policies or practices.

Board Leadership Structure. Our Board is currently led by Mr. Becker, who is the Chairman of the Board, President and Chief Executive Officer. Mr. Becker has held all of these positions since 2007 and has experience in leading the Company through a range of cycles in various business environments. The Board believes that it is most efficient and effective for a single individual to fulfill these two leadership roles at this time. Combining the Chairman and Chief Executive Officer roles facilitates clear leadership responsibility and accountability, effective decision-making and a cohesive corporate strategy. Mr. Lovejoy, as Vice Chair of the Board, serves as our lead independent director and presides over executive sessions among the independent directors.

Our Board possesses considerable experience and knowledge of the challenges and opportunities that we face as a company. We feel they are well qualified to evaluate our current and future needs and to judge how the capabilities of our senior management can be most effectively organized to meet those needs. Our Board currently has five independent directors. We have three standing committees whose membership is limited to independent directors. The Board evaluates the appropriateness of its leadership structure on an ongoing basis and may change it in the future as circumstances warrant.

Board Role in Risk Oversight. Our Board regularly receives reports from our Chief Executive Officer and other members of our senior management team regarding areas of significant risk to us, including strategic, credit, operational, financial, technology, legal, regulatory and reputational risks. However, management is responsible for assessing and managing our various risk exposures on a day-to-day basis. In this regard, management, with the assistance, where appropriate, of its counsel, has established functions that focus on particular risks, such as legal matters, regulatory compliance, interest rate sensitivity, liquidity management, asset quality and information security, and has developed a systemic and integrated approach to overall risk management, which includes the identification of risks and mitigation plans in the strategic planning process.

Our Board's role is primarily one of oversight. Our Board oversees our risk management processes to determine whether those processes are functioning as intended and are consistent with our business and strategy. Our Board conducts this oversight primarily through the Audit Committee, although some aspects of risk oversight are performed by the full Board or another committee. The Audit Committee is assigned with, among other things, oversight of our risks relating to accounting matters, financial reporting and legal and regulatory compliance. The Audit Committee meets regularly with our Chief Financial Officer, external auditors and management to discuss our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by our independent auditors, the status of material litigation and material accounting changes or proposed audit adjustments that could affect our financial statements. Our Audit Committee has standing items on its quarterly meeting agendas relating to these responsibilities. The Audit Committee members, as well as each of the other directors, have access to our Chief Financial Officer and any other member of our management for discussions between meetings as warranted. The Audit Committee provides reports to the full Board on risk-related items.

The activities of the Compensation Committee with respect to risks relating to our compensation policies and procedures are discussed below in the Executive Compensation section of this proxy statement.

Director Independence and Board Meetings. The Board has determined that each of Mr. Keach, Mr. Lovejoy, Mr. Whitney, Mr. Williams and Ms. Wojtowicz is, and if elected, Ms. Dutra and Mr. Smith will be, an "independent director" as defined by the listing standards of The Nasdaq Stock Market LLC ("Nasdaq"), and the director independence rules of the SEC. Our common stock, our $25,000,000 aggregate outstanding principal amount of 6.0% Fixed-to-Floating Rate Subordinated Notes due 2026, and our $37,000,000 aggregate outstanding principal amount of 6.0% Fixed-to-Floating Rate Subordinated Notes due 2029 are listed on the Nasdaq Global Select Market. The Board has affirmatively determined that none of our independent directors have any relationship with us that would impair their independence.

In reaching its determination of independence, the Board considered Ms. Wojtowicz's relationship with First Merchants Corporation ("First Merchants"). Her service on the boards of directors of our Company and the Bank, while simultaneously serving on the boards of directors of First Merchants and its subsidiary bank, First Merchants Bank ("FMB"), represents a "management interlock," subject to the Depository Institution Management Interlocks Act (the "Interlocks Act"). Pursuant to a formal request for an exemption from the limitations of the Interlocks Act, the Federal Deposit Insurance Corporation (with respect to the Bank and FMB) and the Board of Governors of the Federal Reserve System (with respect to the Company and First Merchants), issued general exemptions from the prohibitions of the Interlocks Act for Ms. Wojtowicz's board service on November 1, 2017 and March 7, 2018, respectively.

Directors are expected to attend Board meetings, meetings of committees on which they serve and our annual meeting of shareholders, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2019, the Board held 11 meetings. No member of the board attended fewer than 75% of the aggregate number of meetings of the Board and the committees on which they served during 2019.

Each director is expected to be present at the annual meeting of shareholders, absent exigent circumstances that prevents their attendance. All seven of the directors then serving attended the annual meeting of shareholders held on May 21, 2019.

Board Composition and Refreshment

Our Board is composed of directors with a mix of tenure, with longer serving directors providing important experience and institutional knowledge, and newer directors providing fresh perspective to deliberations.

The Nominating and Corporate Governance Committee regularly assesses our directors' mix of skills, experience, tenure and diversity in light of the Company's long-term strategy and advises the Board of its determinations with respect to Board composition and director refreshment and succession planning. As needed, the Nominating and Corporate Governance Committee identifies and evaluates potential director nominees, taking into consideration the overall needs, composition and size of the Board.

Our Board refreshment has been particularly active in the past year. In the fall of 2019, the Nominating and Corporate Governance Committee engaged a national search firm to identify prospective director candidates based on areas of complementary and desirable skills and experience identified through a survey of the full Board and consultation with the search firm. As a result, the Nominating and Corporate Governance Committee interviewed finalists, with the process resulting in the identification of Ms. Dutra as an additional nominee for director for this annual meeting. Further, two of the seven independent director nominees for election at the annual meeting are not incumbent directors.

Committees of the Board

The Board has three standing committees which facilitate the oversight responsibilities of the Board in three key areas: audit, compensation and nominating and governance. All committees are composed entirely of independent directors. The members of the committees, as of the date of this proxy statement, are identified in the following table. If elected, Ms. Dutra is expected to serve on the Audit Committee and Nominating and Corporate Governance Committee, and Mr. Smith is expected to serve on the Compensation Committee.

Name of Independent Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John K. Keach, Jr.		Member	Member
David R. Lovejoy	Member		Chair
Ralph R. Whitney, Jr.	Member	Member
Jerry Williams		Chair
Jean L. Wojtowicz	Chair

Audit Committee. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to shareholders and others, the system of internal controls that management has established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board, management and the independent registered public accounting firm. The Audit Committee appoints and evaluates our independent registered public accounting firm and meets with representatives of that firm and our Chief Financial Officer to review the scope, cost and results of our annual audit and to review our internal control over financial reporting, disclosure controls, policies and procedures. The Report of the Audit Committee appears in the Audit-Related Matters section of this proxy statement.

All members of the Audit Committee are "independent directors" as such term is defined under the Nasdaq rules and meet the additional independence criteria for audit committee members set forth in the Nasdaq rules and SEC Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has determined that Ms. Wojtowicz qualifies as an "audit committee financial expert," as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. Shareholders should understand that this designation is an SEC disclosure requirement related to this director's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose any duties, obligations or liabilities that are greater than those which are generally imposed upon such director as a member of the Audit Committee and the Board.

The Audit Committee held four meetings during 2019.

The Audit Committee operates under a written charter, a copy of which is available on our website at www.firstinternetbancorp.com.

Compensation Committee. The Compensation Committee is responsible for reviewing and approving the compensation of our executive officers and directors and overseeing the Company's overall compensation plans and benefits programs. The Compensation Committee also oversees the administration of our equity plans, including granting awards to employees and directors under such plans, subject to appropriate delegation. In determining the compensation of the executive officers other than our Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Report of the Compensation Committee appears in the Executive Compensation section of this proxy statement.

All members of the Compensation Committee are "independent directors" as such term is defined in the Nasdaq rules; and "non-employee directors" as such term is defined in Rule 16b-3 of the Exchange Act. All of the members also meet the additional independence criteria for compensation committee members set forth in the Nasdaq rules and SEC Rule 10C-1 promulgated under the Exchange Act.

The Compensation Committee held 11 meetings during 2019.

The Compensation Committee operates under a written charter, a copy of which is available on our website at www.firstinternetbancorp.com.

Compensation Committee Interlocks and Insider Participation. During the year ended December 31, 2019, no person who served as a member of our Compensation Committee was, during such period, an officer or employee of the Company, or has ever been one of our officers, and no such person had any transaction with us required to be disclosed in "Transactions with Related Persons" below. In addition, during the year ended December 31, 2019, (1) none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee; (2) none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee; and (3) none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become Board members, maintains our Corporate Governance Principles and Code of Business Conduct and Ethics, leads the Board in its periodic self-evaluations, recommends members and chairs for each standing committee, and determines and evaluates succession plans for our Chief Executive Officer.

All members of the Nominating and Corporate Governance Committee are independent directors as defined by Nasdaq rules.

The Nominating and Corporate Governance Committee held nine meetings during 2019.

The Nominating and Corporate Governance Committee is responsible for identifying potential Board members. Director candidates may be recommended by Board members, a third-party search firm or shareholders. Ms. Dutra, a nominee for election at the annual meeting, was recommended as a director candidate by a third-party search firm. Mr. Smith, a nominee for election at the annual meeting, was recommended as a director candidate by our Chairman, President and Chief Executive Officer.

In identifying, evaluating and recommending nominees for the Board, the committee examines, among other things, the following qualifications and skills of director candidates: their character; their business or professional experience and length of service; their areas of expertise; their independence; their integrity and judgment; their records of public service; their ability to devote sufficient time to the affairs of the Company; the diversity of backgrounds and experience they will bring to the Board; the current size and composition of the Board and its need for certain skills or experiences; and their understanding of our business. The Nominating and Corporate Governance Committee also believes that all nominees should be individuals of substantial accomplishment with demonstrated leadership capabilities.

Although the Nominating and Corporate Governance Committee does not assign any particular weighting or priority to any of the factors it considers in evaluating director candidates, the committee has established the following minimum qualifications which each nominee to the Board must possess: the highest personal and professional ethics and integrity; proven achievement and competence in the nominee's field and the ability to exercise sound business judgment; skills that are complementary to those of the existing Board; and the ability to assist and support management and make significant contributions to the Company's success.

The Nominating and Corporate Governance Committee will consider candidates for director who are recommended by shareholders in the same manner as other candidates identified by the committee. A shareholder who wishes to recommend a director candidate for consideration by the committee should send such recommendation to our Chief Financial Officer at 11201 USA Parkway, Fishers, Indiana 46037, who will forward it to the committee. Any such recommendation must include the candidate's name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending shareholder's ownership of Company stock. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity, independence, area(s) of expertise, experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

A shareholder who wishes to nominate an individual as a candidate for director without the recommendation of the Nominating and Corporate Governance Committee must comply with the advance notice and informational requirements set forth in our Bylaws, which are more fully explained later in this proxy statement under "Shareholder Proposals for 2021 Annual Meeting."

The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on our website at www.firstinternetbancorp.com.

Shareholder Communications

The Board has implemented a process whereby shareholders may send communications to its attention, which is summarized in the Company's Corporate Governance Principles, a copy of which is available on our website at www.firstinternetbancorp.com. In cases where shareholders wish to communicate directly with the independent directors, email messages can be sent to klovik@firstib.com, or to First Internet Bancorp, 11201 USA Parkway, Fishers, Indiana 46037, Attn: Chief Financial Officer. These messages will be forwarded to the appropriate committee of the Board or independent director.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Business Conduct and Ethics is available on our website at www.firstinternetbancorp.com. We will disclose on our website any amendments or updates to our Code of Business Conduct and Ethics, or any grant of a waiver from a provision of our Code of Business Conduct and Ethics.

Transactions with Related Persons

Policy for Approval of Related Person Transactions

We maintain a written policy for reviewing, approving and monitoring transactions involving the Company and related persons. The Audit Committee is responsible for review and oversight of all related party transactions. The Audit Committee reviews and the Board must approve any related person transaction in which the Company is a participant before commencement of the transaction; provided, however, that if a related person transaction is identified after it commences, it will be brought to the Audit Committee for review and to the Board for possible ratification. The Board will approve or ratify a transaction only if it determines that the transaction is beneficial to the Company and that the terms of the transaction are fair to the Company.

For these purposes, a "related person" includes our directors, nominees for director, executive officers, any holder of more than 5% of our common stock, and any immediate family member of any of the foregoing persons. A "related person transaction" means any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company (including any of its subsidiaries) is a participant and in which a related person has a direct or indirect interest, other than the following:

  •
  payment of compensation by us to a related person for service as a director or executive officer;

  •
  transactions available to all employees or all shareholders on the same terms; and

  •
  transactions that, when aggregated with the amount of all other transactions between the related person and us, involve in any fiscal year the lesser of (i) $120,000 and (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years.

In determining whether to approve a related person transaction, the Audit Committee and the Board will analyze factors such as whether the transaction is material to the Company, the role the related person has played in arranging the transaction, the structure of the transaction and the interests of all related persons in the transaction.

Based on the results of the Audit Committee's review, the Board may approve or disapprove any related person transaction. Approval of a related person transaction may be conditioned upon the Company and the related person following certain procedures designated in connection with its approval. With regard to any transaction for which ratification is sought, the Audit Committee may require amendment or termination of the transaction under the authority conferred by the policy.

Banking Transactions with Related Persons

The Bank offers loans and banking services to directors, executive officers and employees in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with others not related to the Company, and which do not involve more than the normal risk of collectability or present other unfavorable features. Federal banking regulations permit executive officers and directors to participate, subject to certain limits, in loan programs that are available to other employees, so long as the director or executive officer is not given preferential treatment compared to other participating employees.

Although the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") generally prohibits a public company from extending credit, arranging for the extension of credit or renewing an extension of credit in the form of a personal loan to an executive officer or director, there are several exceptions to this general prohibition, including loans made by an FDIC-insured depository institution that is subject to the insider lending restrictions of the Federal Reserve Act. All loans to directors and executive officers are designed to comply with the Federal Reserve Act and the Federal Reserve's Regulation O.

During 2018 and 2019, the Bank engaged in transactions in the ordinary course of business with some of our executive officers, directors and entities with which they are associated. These transactions involved loans and other banking services that were in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features. All such loan transactions were performing in accordance with their terms as of the date of this proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis ("CD&A") describes and explains the material elements of 2019 compensation for our Chief Executive Officer and our only executive officers. Detailed information regarding the compensation of these executive officers, also called "Named Executive Officers" or "NEOs," is set forth in the tables following this CD&A. We also provide in this CD&A an overview of our executive compensation philosophy and executive compensation program and summarize the Compensation Committee's process for making pay decisions, including its rationale for specific decisions related to the 2019 performance year. The Compensation Committee is referred to as the "Committee" for the remainder of the CD&A.

For 2019, our Named Executive Officers are:

Name	Titles
David B. Becker	Chairman, President and Chief Executive Officer (our "CEO")
Kenneth J. Lovik	EVP and Chief Financial Officer (our "CFO")
Nicole S. Lorch	EVP and Chief Operating Officer (our "COO")
C. Charles Perfetti	EVP and Secretary

You should read this section of the proxy statement when determining your vote on the compensation of our NEOs (see Proposal 2: Advisory Vote to Approve Executive Compensation). This CD&A contains information that is important to your voting decision.

Our 2019 Financial Performance

In 2019, we continued to build upon our unique business model of over 20 years as a "digital bank" or a "branchless bank." We believe we have created a highly scalable technology driven business with nationwide deposit gathering and asset generation platforms, having $4.1 billion in total assets, $3.0 billion in loans, $3.2 billion in deposits, and $304.9 million in shareholders' equity as of December 31, 2019.

During the second quarter of 2019, we issued $37.0 million aggregate principal amount of 6.0% Fixed-to-Floating Rate Subordinated Notes due 2029 in a public offering. We also completed our previously announced stock repurchase program in the third quarter of 2019, in which we repurchased 482,970 shares for an aggregate purchase price totaling $10.0 million and at per share prices below our tangible book value per share. A large portion of our loan portfolio consists of fixed-rate loans, which we believe is advantageous in the current interest rate environment. In addition, we completed our acquisition of the Small Business Lending division of First Colorado National Bank in the fourth quarter of 2019 with the related hiring of experienced U.S. Small Business Administration loan professionals in an effort to build this line of business, which we believe is complementary to our existing business lines and further diversifies our loan portfolio mix and revenue streams. We believe that the addition of the SBA loan product to our product mix will drive higher noninterest income and increase our net interest margin through the gain on sale and loan servicing revenue and higher yielding loan balances. During 2019, we also sold lower interest rate loans in the amount of $187.1 million, further enhancing our ability to increase the net interest margin. These actions enhanced our ability to grow without accessing the equity capital markets at a time at which our shares are trading below book value. Execution of our business strategy by our management team has driven consistent and sustained balance sheet growth, as shown below.

We believe that our compensation program does not promote or create economic incentives for excessive risk taking and that various elements of our policies serve to mitigate excessive risk, such as capped incentive opportunities, stock ownership guidelines, and recoupment of incentive payments. As a result, our strong credit culture has continued to drive our asset quality.

Highlights of our 2019 financial performance include:

  •
  Net income of $25.2 million during 2019, an increase of 15.2% over 2018 results.

  •
  Net income per fully diluted share of $2.51, an increase of 9.1% over 2018 results.

  •
  Net interest income of $63.0 million, an increase of 1.1% over 2018 results.

  •
  Total assets of $4.1 billion as of December 31, 2019, an increase of 15.8% from December 31, 2018.

  •
  Total loans of $3.0 billion as of December 31, 2019, an increase of 9.1% from December 31, 2018.

  •
  Total deposits of $3.2 billion as of December 31, 2019, an increase of 18.1% from December 31, 2018.

  •
  Asset quality remained sound, with:

  o
  Nonperforming loans to total loans of 0.23% as of December 31, 2019.

  o
  Nonperforming assets to total assets of 0.22% as of December 31, 2019.

  o
  Net charge-offs to average loans of 0.07% for the year ended December 31, 2019.

Consideration of 2019 Advisory Vote on Compensation

At the annual meeting of shareholders held in 2018 (the "2018 Annual Meeting"), of the votes cast for or against the non-binding advisory vote to approve executive compensation (the "say-on-pay advisory vote"), 95% of the votes were cast FOR the proposal. Because of this, the Committee was surprised that the say-on-pay advisory vote received a dramatically lower portion of votes cast FOR the proposal, resulting in a 59% approval at the annual meeting of shareholders held in 2019 (the "2019 Annual Meeting"), as no changes had been made to the terms of the NEOs' compensation components in the interim.

Several of our NEOs regularly attend financial conferences with most, if not all, of the brokerage firms that cover our stock, and proactively meet with our larger investors three or four times per year. At no time during any of these interactions have our NEOs, and therefore the Committee, been made aware that shareholders held significant concerns about the compensation of our NEOs. Also, based upon required filings with the SEC by our larger shareholders for the quarter ended December 31, 2019, approximately 70% of our shares are held by institutional shareholders. Nonetheless, the say-on-pay advisory vote is a form of shareholder feedback that the Company takes seriously and has responded to by making changes to our long-term incentive plan ("LTIP"), as discussed below.

The Committee reviewed the comments and concerns raised by proxy advisory firms with respect to the say-on-pay advisory vote proposal for the 2019 Annual Meeting. As a part of its response to these comments and concerns, the Committee engaged McLagan to assist in re-evaluating the NEOs' compensation plan in order to ensure peak alignment of Company and executive performance. The Committee believes that the expertise and resources of a trusted, outside compensation consultant would assist it in reviewing and revising the plan in a manner appropriately responsive to shareholder input, reflective of market standards and, ultimately, in the best interests of the Company. As a result of this re-evaluation, the Committee has changed the terms applicable to awards to its NEOs under our LTIP, effective for awards made for years beginning in 2020. Because the say-on-pay advisory vote at the 2018 Annual Meeting received 95% shareholder approval, and the say-on-pay advisory vote at the 2019 Annual Meeting were received after compensation decisions had been made for 2019, the terms of the 2019 LTIP awards for NEOs are similar to prior years.

In response to the results of the say-on-pay advisory vote at the 2019 Annual Meeting, the Committee approved significant changes to the terms of LTIP awards to NEOs beginning in 2020. With the revised compensation structure, the Committee believes that the NEOs' compensation plan in 2020 will be an even more effective tool to align Company and NEO performance to further enhance and grow shareholder value.

Modifications to LTIP Award Terms Beginning in 2020

The table below sets forth the material changes to the terms of the awards of restricted stock units ("RSUs") made in 2020, as compared to awards made in 2019, under the Company's LTIP.

Prior LTIP Awards (2019)	Modified LTI Plan Awards (2020)
• Performance measurement period was only one year	• Performance measurement period is three years
• Both performance-based RSUs (PRSUs) (60% of total) and time-vested RSUs (TRSUs) (40% of total) were awarded for 2020
• Awards overlapped with certain short-term incentive goals of prior year's net income and dividend amounts	• Performance goals tied to revenue growth and level of nonperforming assets
• If nonperforming asset goal is not met, no awards vest
• If nonperforming asset goal is met, the performance-based awards vest based upon the level of revenue performance relative to the revenue goal
• Earned awards vest in three substantially equal installments over three years	• PRSUs "cliff vest," if earned, at end of three-year performance period
• TRSUs vest in three substantially equal installments over three years
• No scaled vesting	• Number of PRSUs earned scales with revenue growth performance relative to goal
• No recoupment	• Recoupment if there is a restatement of the Company's consolidated financial statements

Best Compensation Pay Policies & Practices

The goals of our executive compensation program are to foster the creation of shareholder value while motivating and retaining executives. Our executive compensation program is grounded in the following policies and practices, which promote sound compensation governance, enhance our pay-for-performance philosophy and further align our executives' interests with those of our shareholders:

WHAT WE DO	WHAT WE DO NOT DO
• Significant emphasis on performance-based, "at-risk" compensation.	• Provide tax gross-ups in our compensation plans
• Incentive award metrics that are objective and tied to key company performance metrics.	• Allow unlimited or unrestricted hedging or pledging transactions by executive officers or directors
• Equity awards which vest over three years to promote retention.	• Provide our executives with significant perquisites
• Incentive plans with threshold performance and associated payout levels, below which no incentive awards are paid.
• Incentive plans with capped maximum payouts.
• Compensation recoupment "claw-back" policy.
• Share ownership guidelines (for executives and directors) (see a more detailed description below).

•

Consider the Company's "say-on-pay" vote results when making compensation decisions. At the 2018 Annual Meeting, the Company's 2017 executive compensation program received overwhelming shareholder approval with 95% of shareholder votes cast in favor of the Company's "say-on-pay" resolution. At the 2019 Annual Meeting, the Company's 2018 executive compensation program received shareholder approval, but with only 58.9% of shareholder votes cast in favor of the Company's "say-on-pay" resolution. As a result, the Committee engaged a compensation consultant and made material changes to its LTIP awards.

  •
  Stock Ownership Guidelines.  The Board has approved stock ownership guidelines for the NEOs and non-employee directors (the "Covered Individuals"). The guidelines expect that the Covered Individuals will own at least a specified value of the Company's common stock by the later of September 15, 2019 or five years after the person becomes a Covered Individual. The securities that count toward satisfaction of the guidelines are shares of common stock, owned directly or indirectly through a specified entity, vested shares of restricted stock or stock units, and deferred stock rights.

    The current recommended minimum values are four times annual base salary for Mr. Becker, two times annual base salary for the other NEOs, and $100,000 for each non-employee director. As of December 31, 2019, all NEOs were either in compliance with their respective recommended minimum values or had made progress toward compliance. As of the same date, all non-employee directors were in compliance with their recommended minimum values.

  •
  Employee, Officer and Director Hedging Prohibition.  Each of our directors, officers, other employees and their designees are prohibited from (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities and (ii) otherwise engaging in transactions that hedge or offset, or are designed to hedge of offset, any decrease in the market value of our equity securities. Notwithstanding the foregoing, portfolio diversification transactions and investments in broad-based index funds is generally permitted. The prohibition applies to securities granted to the covered persons as part of compensation for their service to the Company plus any other Company securities held by them, whether directly or indirectly.

  •
  Our Stock Trading Policy.  This policy prohibits executive officers and non-employee directors from holding Company shares in a margin account or otherwise pledging Company shares as collateral for a loan unless that person can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities. The policy also prohibits executive officers and non-employee directors from entering into hedging, monetization or similar transactions involving Company shares that are intended to realize the value of, or limit the risks and rewards of owning, Company shares.

  •
  Regularly Meeting with Outside Investors.  Our CEO and other of our executive officers meet with large outside investors three or four times per year and attend financial conferences with most, if not all, of the brokerage firms that cover our stock.

What Guides Our Executive Compensation Program

Compensation Philosophy

The Committee believes that the Company's strong record of growth and unique business model in the market position the Company well for the future, and that shareholder support and a strong executive compensation structure are essential elements for this success. Our goal is to maintain a competitive, balanced compensation program that rewards our NEOs for current year performance and for the creation of long-term shareholder value, without exposing the Company to unreasonable risk, including credit, interest rate, liquidity, reputation, and compliance risk.

Our executive compensation program has been designed to hold executives accountable for the growth and the financial and operational performance of the Company, by balancing the co-priorities of growth and the appropriate level of risk. We believe the Company's significant growth and unique business model position us for a continued dynamic trajectory.

Our executive compensation philosophy is grounded on three fundamental principles:

Principle	Goal	How It Is Accomplished
Pay for Performance	Drive performance based on the achievement of our overall financial results and individual contributions.	Establish corporate, departmental, and individual goals consistent with our strategic plan and budget that provide the basis for the short and long-term metrics used to measure our success and the value that we create for shareholders.
Competitiveness	Pay at levels that will attract, motivate, and retain highly-qualified, talented executives responsible for our success.	Reward our executives for Company, Bank and individual performance.
Align compensation and variable incentives with measurable, objective, business results and appropriate risk management.
Shareholder Alignment	Reinforce a culture of ownership and long-term commitment to shareholder value creation.	NEOs are required to be shareholders and own a minimum level of Company stock throughout their employment.
The size of LTIP awards are based entirely on performance and vest over or at the end of a three-year period.

The Process for Compensation Decisions

Three parties play an important role in establishing compensation levels for the Company's executive officers: (i) the Committee, (ii) senior management, and (iii) outside advisors. The sections that follow describe the role each of these parties plays in the compensation-setting process, as well as other important factors that impact compensation decisions.

Role of the Compensation Committee

The Committee is composed entirely of independent Directors as determined under the rules of The Nasdaq Stock Market LLC. The Committee determines the appropriate allocation of each NEO's potential compensation among base salary, short-term incentive compensation, long-term incentive compensation, and other components. Based on our strategic plan and budget, the Committee sets the appropriate goals and measures under the Annual Bonus Plan and LTIP and communicates those goals and measures to covered NEOs in January or February.

The responsibilities of the Committee include:

  •
  determining our executive compensation philosophy, objectives, policies and programs;

  •
  administering our compensation programs; and

  •
  approving or ratifying all compensation-related decisions for the NEOs.

When making executive compensation decisions, the Committee analyzes and seriously considers the feedback of shareholder advisory firms who are communicating our shareholders' questions and concerns.

In addition, the Committee may:

  •
  engage an independent compensation consultant and consider input from such compensation consultant; and,

  •
  consider readily available market data to obtain a general understanding of current compensation practices.

Role of Executive Management

For all executives other than our CEO, the Committee considers the recommendation of our CEO with respect to salary levels for our other NEOs. Our CEO's compensation is determined solely by the Committee. The Committee applies the same principles for executive compensation in determining our CEO's compensation that it applies in determining the compensation of our other NEOs. The CEO is not present during deliberations or voting on his compensation.

Role of Outside Consultants

Pursuant to authority in its charter, the Committee may engage a compensation consultant to assist in compensation matters. The Committee had engaged McLagan in 2017 as its independent compensation consultant to advise and assist the Committee on compensation matters and design short- and long-term incentive compensation to fairly reward individuals who are responsible for prudent growth, profitability, and long-term stability of the Company. The Committee utilized certain comparative information provided by McLagan as a data point in its evaluation of the appropriateness and competitiveness of our 2018 executive compensation program and on matters of director compensation. The Committee did not engage McLagan or any other compensation consultant in 2018.

In response to the shareholder input received in 2019 with respect to the result of the say-on-pay advisory vote at the 2019 Annual Meeting, the Committee began the process of re-evaluating its executive compensation structure and engaged McLagan to assist in this process. Retained directly by the Committee and reporting directly to the Committee, McLagan prepared a comprehensive "Executive Compensation Review" report in October 2019. In this report, McLagan provided peer group analysis, an evaluation of the comments received from proxy advisory firms, as well as other market information to help guide the Committee in its review and redesign. This report has helped inform the direction of the Committee in revising the NEOs' compensation plan for 2020, as discussed above under EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Executive Summary — Consideration of 2019 Advisory Vote on Compensation.

Compensation of Executives in 2019

Elements of Compensation

The compensation package of our Named Executive Officers consists primarily of an annual base salary, short-term incentive compensation and long-term incentive compensation. As our financial data illustrates, the Company has experienced significant and steady growth under our current senior leadership team with minimal turnover at the senior level in the past three years. The Committee believes that our attractive yet competitive compensation is an appropriate reflection of our growth and industry leadership, and has been in an important factor in our executives' satisfaction, performance and retention.

  •
  Annual Base Salaries.  We utilize base salaries to compensate our NEOs for day-to-day contributions and expertise. We believe that offering competitive base salaries is a key factor in attracting and retaining talent. When deciding on the appropriate annual base salary for each Named Executive Officer, the Committee takes into consideration the recommendations of our CEO (with respect to the other Named Executive Officers), readily available market data, as well as the individual's performance, his or her roles and responsibilities and related experience in the role.

  •
  Short-Term Incentive Compensation.  In January 2019, the Committee established performance targets for 2019 under the Annual Bonus Plan, consisting of target net income, net interest income, one-year asset growth rate, and ratio of nonperforming assets to total assets (excluding troubled debt restructurings ("TDRs")). The Annual Bonus Plan provides for awards to be earned for a fiscal year under each plan criterion, independent of the other criteria. For each metric, the Committee determined a threshold, target and maximum level of achievement based on the Company's operating plan for 2019. The specific threshold, target and maximum opportunity for each Named Executive Officer is expressed as a percentage of annual base salary, reflective of the Named Executive Officer's role and our compensation philosophy. Awards are interpolated to the next whole percent between the threshold, target and maximum goals. In January 2020, the Committee reviewed the Company's 2019 performance against the applicable performance targets under the Annual Bonus Plan and determined that the corporate performance goals were achieved on a weighted combined basis at 77% of the targeted opportunities. For 2019, the Committee determined that net interest income and one-year asset growth rate fell below the target performance, while net income and nonperforming assets to total assets (excluding TDRs) exceeded target performance.

  •
  Long-Term Incentive Compensation.  The First Internet Bancorp 2013 Equity Incentive Plan (the "2013 Equity Plan") is a shareholder-approved plan that permits the Committee to provide executives with equity-based compensation opportunities. The Committee believes that equity-based awards that include multi-year vesting requirements provide our executives with an ownership stake in the Company, promote executive retention and are prudent in light of competitive market conditions. The Committee also believes that grants of restricted shares and stock units are an effective means to align the interests of executives more closely with those of our shareholders and that grants of performance-based equity awards directly link executive compensation with performance.

    As discussed above in EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Executive Summary — Consideration of 2019 Advisory Vote on Compensation, in January 2020, after considering the results of the say-on-pay advisory vote at the 2019 Annual Meeting and comments from proxy advisory firms, the Committee engaged McLagan and enhanced the terms and conditions of its LTIP awards to its NEOs. However, before such information was available to the Committee (i.e., prior to the say-on-pay advisory vote approval of 58.9% at the 2019 Annual Meeting), and based in part upon the say-on-pay advisory vote approval of 95% at the 2019 Annual Meeting, the Committee acted in January 2019 to award an aggregate of 67,576 performance-based RSUs to the Named Executive Officers under the 2013 Equity Plan and in accordance with the Company's long-term incentive program. The RSUs were eligible to be earned by each executive depending on the Company's achievement of thresholds set by the Committee for net income and cash dividends declared for 2019. In January 2020, the Committee determined that the Named Executive Officers earned the full amount of RSUs granted as a result of the Company's achievement of the net income and cash dividend performance goals established by the Committee for the 2019 performance period and the Committee's determination that the Bank received a satisfactory regulatory review for the most recent completed fiscal year. The earned RSUs are scheduled to settle in shares of our common stock upon vesting in three equal increments on each of March 31, 2020, 2021 and 2022.

  •
  Non-Performance Based Benefits.  We provide other non-performance based benefits in an effort to deliver competitive benefits that encourage retention, including retirement and other related benefits, and limited perquisites.

  o
  Medical, Disability and Life Insurance. All full-time employees, including the NEOs, participate in insurance benefits coverage to help manage the financial impact of ill health, disability and death. The NEOs are also eligible to participate in increased life insurance coverage at their election.

  o
  Retirement Benefits. We maintain a 401(k) plan for substantially all full-time employees, as defined in the plan. Employee contributions are limited to the maximum established by the Internal Revenue Service on an annual basis. We match contributions equal to 100% of the first 1% of employee deferrals and then 50% on deferrals over 1% up to a maximum of 6% of an individual's total eligible salary, as defined in the plan, which vests immediately. Discretionary employer-matching contributions begin vesting after one year at a rate of 50% per year of employment and are fully vested after the completion of two years of employment.

  o
  Perquisites. The Committee believes that perquisites are an integral component in establishing the competitiveness of our overall compensation program. Perquisites offered to our NEOs are identified in the footnotes to the Summary Compensation Table.

  o
  Employee Stock Purchase Plan. We maintain an employee stock purchase plan (the "ESPP"), in which all of our full-time employees are eligible to participate. The ESPP permits employees to acquire shares of our common stock through periodic payroll deductions. Purchases under the ESPP are not subject to any discount or supplemental employer contribution or subsidy.

  •
  Culture.  We are proud of the numerous employee and customer-focused awards the Bank has received, such as:

o

American Banker's "Best Banks to Work For"

    ➢    Seven years in a row

o

"Top Workplaces in Indianapolis" by The Indianapolis Star
    ➢    Six years in a row, including being the #1 midsized company in 2019,
    ➢    #4 in 2018 and #2 on the list in 2017

o

"Best Places to Work in Indiana"
    ➢    Five of the last seven years

We believe that these awards are the result of excellent pay packages, an industry-best fringe benefits package, a culture of growth and innovation, and Company-wide pride in the superior customer service we offer.

Compensation Mix

The Committee strives to establish a total compensation package that appropriately rewards our NEOs for performance, aligns the interests of our NEOs with shareholders' interests, is competitive with the market, does not encourage or incentivize inappropriate risk, and complies with all legal and regulatory guidelines. The mix of compensation is between short-term and long-term incentives, with a substantial portion at risk depending upon our performance, including the creation of long term shareholder value. If the Company performs well (based on internal objectives), award levels are intended to be strong, but if the Company underperforms, award levels and values will be negatively impacted.

The mix of compensation awarded in 2019 to our NEOs reflects our compensation philosophy. A substantial portion of our executives' compensation is performance-based and at risk. The charts below show the target total direct compensation of our CEO and our other NEOs for fiscal 2019.

    (1)
    Based on target payouts.

2019 Base Salaries

The following table sets forth the annual base salary of each of the Named Executive Officers for 2018 and the annual base salary established by the Committee for each of those officers for 2019, as well as the percentage increase between the two years.

	Annual Base Salary
Named Executive Officer	2018	2019	% Change
David B. Becker	$700,000	$700,000	0.0%
Kenneth J. Lovik	$292,000	$304,000	4.1%
Nicole S. Lorch	$285,000	$310,000	8.8%
C. Charles Perfetti	$223,000	$230,000	3.1%

The Committee also considered the recommendations of our CEO with respect to the other Named Executive Officers. In addition, the Committee agreed to the request of our CEO that he receive no annual base salary increase for 2019.

2019 Short-Term Incentive Compensation

In January 2019, the Committee established short-term incentive performance goals for 2019 for senior management, including all of our Named Executive Officers, pursuant to the Annual Bonus Plan. The Annual Bonus Plan criteria for 2019 provided an opportunity for each participant to earn an annual cash bonus based on the Company's achievement for 2019 (at threshold, target and maximum levels) of budgeted goals for net income, net interest income, one-year asset growth rate and ratio of nonperforming assets to total assets (excluding TDRs). The Annual Bonus Plan also required that the following conditions be met for payments to be made with respect to 2019:

  •
  The executive must have achieved a satisfactory individual 2019 performance rating.

  •
  The Company must have reported positive net income for 2019 (taking into account the expense of paying all incentive compensation but not any expense attributable to the cost of raising capital).

  •
  The Company must have declared in 2019 and paid not later than January 31, 2020 a specified amount of cash dividends.

  •
  The Bank must have received a satisfactory regulatory review for the immediately preceding fiscal year, as determined by the Committee.

If the financial goals and conditions were met, then each Named Executive Officer would be eligible to receive a bonus that would range from the following minimum and maximum percentages of the officer's annual base salary:

	Percentage of Annual Base Salary
Named Executive Officer	Threshold (90%)	Target (100%)	Maximum (115%)
David B. Becker	20%	55%	70%
Kenneth J. Lovik	15%	50%	60%
Nicole S. Lorch	15%	50%	60%
C. Charles Perfetti	15%	50%	60%

Recoupment. If, after the payment of any bonus for 2019 under the Annual Bonus Plan, the Company restates its financial statements for the year ended December 31, 2019, then the Committee will determine the amount of bonus that should have been paid to the officers who received them based on the restated financial statements (the "Restated Bonus Amount"). If the Restated Bonus Amount is greater than the bonus that is paid (if any), then the Company will pay to the employee such difference. If the Restated Bonus Amount is less than the bonus that is paid (if any), then the employee (or his or her designated beneficiary or estate) will repay to the Company such difference. The right to receive and the obligation to repay any Restated Bonus Amount applies regardless of whether the employee is then currently employed with the Company.

In January 2020, the Committee reviewed the Company's 2019 performance against the performance goals established under the Annual Bonus Plan and determined that the following levels of performance were achieved:

	Corporate Performance Level
Performance Goal (Relative Weight)	Threshold (90%)	Target (100%)	Maximum (115%)	2019 Actual Performance	Performance Level Achieved	Weighted Payout Percentage
Net Income (25%)	$21,900,600	$24,334,000	$27,984,100	$25,239,000	104%	26%
Net Interest Income (25%)	$63,645,300	$70,717,000	$81,324,550	$62,967,000	—	—
One-Year Asset Growth Rate (30%)	15.0%	17.0%	20.0%	16.0%	93%	28%
Nonperforming Asset Percentage[1] (20%)	1.10%	1.00%	0.85%	0.22%	115%	23%

Total Weighted Percentage Earned						77%

(1)
Expressed as a percentage of total assets (excluding TDRs).

For 2019, net interest income and one-year asset growth rate fell below target performance, while net income and nonperforming assets to total assets (excluding TDRs) exceeded target performance. The Committee also determined that the additional conditions for payment in the Annual Bonus Plan had been satisfied for 2019.

Based on the Company's performance and the individual performance rating of each Named Executive Officer, the Committee approved the following cash bonus awards for 2019 performance in accordance with the Annual Bonus Plan:

Named Executive Officer	Annual Cash Bonus Earned	Percentage of 2019 Annual Base Salary
David B. Becker	$265,300	38%
Kenneth J. Lovik	$99,763	33%
Nicole S. Lorch	$101,732	33%
C. Charles Perfetti	$75,478	33%

2019 Long-Term Incentive Compensation

In January 2019, the Committee granted equity awards to our senior management, including our NEOs, in the form of performance-based RSUs. The number of RSUs awarded to each executive was determined by dividing a percentage of the executive's current annual base salary by a reference price equal to the closing price of a share of common stock on the last trading day of 2018, which was $20.44 as of December 31, 2018. As a result, Mr. Becker received an award representing 75% of his annual base salary, and Mr. Lovik, Ms. Lorch and Mr. Perfetti each received an award representing 60% of their respective annual base salaries. Mr. Becker received an award of 25,685 RSUs; Mr. Lovik received an award of 8,924 RSUs; Ms. Lorch received an award of 9,100 RSUs; and Mr. Perfetti received an award of 6,751 RSUs. The performance-based RSUs were eligible to be earned by the executive (and converted into time-vested RSUs) depending on the Company's achievement of performance goals established by the Committee for net income reported and cash dividends declared and the Committee's determination that the Bank received a satisfactory regulatory review for the most recent completed fiscal year.

In January 2020, the Committee determined that (i) the Company achieved positive net income for 2019 and had declared 2019 dividends per share at least equal to the amount declared per share for 2018, and (ii) the Bank received a satisfactory regulatory review for the most recent completed fiscal year. As a result, the full number of RSUs was earned by the NEOs. Mr. Becker earned 25,685 RSUs; Mr. Lovik earned 8,924 RSUs; Ms. Lorch earned 9,100 RSUs; and Mr. Perfetti earned 6,751 RSUs. The foregoing amounts include additional shares as the result of dividend equivalent rights, described further below. The earned RSUs are scheduled to vest, and settle in shares of common stock, in three substantially equal installments on March 31, 2020, 2021 and 2022. For each of those years, vesting is conditioned on (a) the Company achieving positive net income for the previous calendar year and (b) maintenance of continued employment through the vesting date or termination of the executive's employment because of death, disability, or retirement. If the executive's employment terminates for any other reason, the unvested portion of the earned RSUs will be forfeited.

The RSUs have dividend equivalent rights that result in the accrual of the value of cash dividends that would have been paid if each outstanding RSU had been a share of common stock on the dividend payment date. Such amounts that accrue under the dividend equivalent rights are subject to vesting and settlement in cash at the same time and on the same conditions as the underlying RSUs.

Compensation Decisions for 2020

The Committee made the following decisions with respect to the compensation payable to the NEOs for 2020. As detailed earlier in this proxy statement, with the assistance of McLagan (the Committee's independent compensation consultant), the Committee made significant modifications to the terms and conditions of the NEOs' LTIP component of compensation in response to the results of the say-on-pay advisory vote at the 2019 Annual Meeting and comments from proxy advisory firms. The modifications to the terms and conditions of the LTIP awards further improve alignment between Company and executive performance in the ultimate interest of shareholder value.

In determining 2020 compensation, the Committee also analyzed internal pay equity and considered each NEO's:

  •
  skills, qualifications and experience;

  •
  responsibilities and future potential;

  •
  salary level for the prior fiscal year; and,

  •
  performance, as reflected in his or her performance review.

In considering the base salary amounts for 2020, the Committee also considered the organic growth of the Company and the related balance sheet management by management in 2019. The Committee, in determining the salary of Mr. Becker, also considered that Mr. Becker received no increase in his base salary in 2019 from 2018. The Committee believes that the Company's senior leadership team, comprised of Mr. Becker, Mr. Lovik, Ms. Lorch and Mr. Perfetti, have provided strong, steady and seasoned leadership for the Company, promoted a culture of excellent customer service and provided excellent balance sheet management, which resulted in additional growth. As discussed above under EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Executive Summary – Our 2019 Financial Performance, we believe that management provided excellent balance sheet management.

Competitive Compensation Analysis

In evaluating the competitive nature of the compensation for our Named Executive Officers for 2020, the Committee collected compensation data for a group of companies for use as an additional data point in considering the compensation of our Named Executive Officers. Because of our unique business model, the Committee believes it has no "true" peers.

For example, we have a national footprint in that, through our platform, on a nationwide basis we gather deposits, make mortgage loans, public finance loans, single tenant lease loans, healthcare finance loans and SBA loans. But unlike most large banks with a national footprint, our footprint is the result of organic growth and is without the benefit of any acquisition of another financial institution, without a wealth management division, and without an insurance affiliate. Further, unlike most large banks with a national footprint, we have no "brick and mortar" branch network, nor its resulting overhead. As such, in this sense a traditional bank with offices nation-wide is not our traditional peer.

Similarly, the traditional community banks with assets of $3.5 billion to $6 billion do not have our national deposit customer base or a national lending platform. Unlike us, most of these community banks of similar size have grown in part by acquisitions. Also, unlike us, these community banks frequently have an underutilized branch network to maintain and manage.

Because of the above, the Committee has struggled to identify a group of peer financial institutions. With the assistance of McLagan and using the latest information then available (as of June 30, 2019), we identified the following 21 financial institutions of a similar asset size; however, for the reasons stated above, we do not view these institutions as genuine peers. The common characteristics of these organizations are:

  •
  asset size ranging from $2.125 billion to $9 billion (the median asset size is $4.3 billion);

  •
  3-year asset growth rate greater than 12%;

  •
  branch count under 45;

  •
  percent of assets from merger and acquisition transactions in the 3 prior years was below 20%; and

  •
  no merger targets.

The Committee believes that moving any of those last four metrics above closer to our actual performance would reduce the number of "peers" to single digits and leave a peer group of such limited size that it would not be meaningful for comparison purposes. One "exception" to the size parameter above in the peer group is Axos Financial, Inc., which had $11.2 billion in assets. Axos Financial, Inc., formerly known as BofI Holding, Inc., was selected to be a part of the peer group because its business model most closely follows our model.

1	Axos Financial, Inc.	11	Live Oak Bancshares, Inc.
2	ServisFirst Bancshares, Inc.	12	Franklin Financial Network, Inc.
3	Luther Burbank Corporation	13	CNB Financial Corporation
4	TriState Capital Holdings, Inc.	14	Sterling Bancorp
5	Meridian Bancorp, Inc.	15	Metropolitan Bank Holding Corp.
6	First Foundation Inc.	16	Republic First Bancorp, Inc.
7	ConnectOne Bancorp, Inc.	17	Cambridge Bancorp
8	Merchants Bancorp	18	BCB Bancorp, Inc.
9	Bryn Mawr Bank Corporation	19	People's Utah Bancorp
10	Preferred Bank	20	Business First Bancshares, Inc.
		21	Western New England Bancorp, Inc.

The Committee did not specifically target any elements of total compensation against the peer group, and the peer group data was not a determinative factor in establishing the compensation of our NEOs. The comparison data was merely one of the data points that the Committee referenced in establishing executive compensation and did not supplant the analyses of internal pay equity and the individual performance of the Named Executive Officers that it considers when making compensation decisions.

Because the comparative compensation information is just one of several analytic tools that are used in setting executive compensation, the Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual Named Executive Officer compensation, the Committee may elect to not use the comparative compensation information at all in the course of making decisions with respect to the compensation of one or more Named Executive Officers.

2020 Base Salaries

The following table sets forth the annual base salary of each of the Named Executive Officers for 2019 and the annual base salary established by the Committee for each of those officers for 2020, as well as the percentage increase between the two years:

	Annual Base Salary
Name	2019	2020	% Change
David B. Becker	$700,000	$800,000	14.3%
Kenneth J. Lovik	$304,000	$320,000	5.3%
Nicole S. Lorch	$310,000	$330,000	6.5%
C. Charles Perfetti	$230,000	$240,000	4.3%

2020 Short-Term Incentive Compensation Actions

In January 2020, the Committee established performance goals for 2020 for senior management, including our Named Executive Officers, pursuant to the Annual Bonus Plan. No significant changes were made to the short-term incentive plan from the prior year.

2020 Long-Term Incentive Compensation Actions

In January 2020, the Committee granted equity incentive awards to our senior management, including our NEOs. Previously, the incentive awards were performance-based RSUs measured over a one year period and did not contain a recoupment provision. Beginning in 2020, equity incentive awards to the NEOs will be subject to a recoupment provision, will be comprised of both performance-based RSUs ("PRSUs") and time-vested RSUs ("TRSUs"), and will have a performance period of three years (rather than a one-year performance period), as detailed below.

The recoupment provision provides that if there is a restatement of the Company's consolidated financial statements, (i) the Company has the right to take appropriate action to recoup from the employee all or any portion of the award which would not have been earned, vested or paid if based on the restated financial statements, and (ii) the employee is entitled to any additional portion of the award which he or she would have earned, which would have vested, or which he or she would have been entitled to be paid if based on the restated financial statements. This recoupment policy is similar to the recoupment policy for the Annual Bonus Plan discussed above in EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Compensation of Executives in 2019 – 2019 Short-Term Incentive Compensation.

We believe that these modifications to the equity incentive award structure for our NEOs are highly responsive to shareholder concerns and concerns which were raised by the proxy advisory firms and, as advised by McLagan, better align our equity incentive structure for NEOs with current industry standards and shareholder interests.

The number of RSUs awarded to each executive was determined by dividing a percentage of the executive's current annual base salary by a reference price equal to the closing price of a share of common stock on the last trading day of 2019, which was $ 23.71 as of December 31, 2019. Mr. Becker received an award representing 75% of his annual base salary, and Mr. Lovik, Ms. Lorch and Mr. Perfetti each received an award representing 60% of their respective annual base salaries. As a result, the following RSUs were awarded to our NEOs for 2020:

Name	RSUs (Target Payout)	RSUs	Total RSUs (Target Payout)
David B. Becker	15,184	10,122	25,306
Nicole S. Lorch	5,011	3,340	8,351
Kenneth J. Lovik	4,859	3,239	8,098
C. Charles Perfetti	3,644	2,429	6,073

The PRSUs (60% of total RSUs based on target payout) may be earned by the Named Executive Officer depending on the Company's achievement of performance goals established each year by the Committee for revenue growth and non-performing assets, as measured over a three-year period (beginning January 1, 2020 and ending on December 31, 2022):

  •
  If the Company fails to achieve the goal for non-performing assets, as determined by the Committee, at the end of the three-year performance period, none of the PSRUs will vest and all of the PSRUs shall be forfeited.

  •
  If the Company achieves the non-performing assets goal at the end of the performance period, a number of PSRUs will be eligible to vest at the end of the performance period, based on the achievement by the Company, as determined by the Committee, of the revenue growth goal. The number of PSRUs that will vest will range from 0% (if performance is below the threshold level), 50% (if performance is at the threshold level), 100% (if performance is at target) and 200% if performance is at or above the maximum level.

  •
  If earned, the PRSUs will be earned and will vest as of December 31, 2022, the end of the three-year performance period (informally referred to as "cliff vesting"). The vesting will be further conditioned upon the NEO maintaining continued employment with the Company through the vesting date or the termination of the NEO's employment because of death, disability, or separation of service after attaining the age of 65.

The TRSUs (40% of total RSUs) shall become fully vested and nonforfeitable in three substantially equal installments on March 31, 2021, 2022 and 2023, subject to maintenance of continued employment through the vesting date or termination of the NEO's employment because of death, disability, or separation of service after attaining the age of 65.

Taxes and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows a federal tax deduction to public companies for compensation in any tax year to specified executive officers to the extent that the compensation to such executive officer exceeds $1 million. Under the rules in effect before 2018, compensation that qualified as "performance-based compensation" under Section 162(m) of the Internal Revenue Code was deductible without regard to this limitation. Effective January 1, 2018, the Tax Cuts and Jobs Act of 2017 generally eliminated the performance-based compensation exemption under Section 162(m), subject to a special rule that grandfathers certain awards and agreements that were in effect at November 2, 2017.

Despite these new limits on the deductibility of performance-based compensation, the Committee continues to believe a significant portion of our NEOs' compensation should be tied to Company performance. Therefore, it is not anticipated that the changes to Section 162(m) will significantly impact the design of our compensation program going forward.

Section 409A of the Internal Revenue Code also affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee's income, as well as certain penalties and interest. Our nonqualified deferred compensation arrangements meet the effective requirements of Section 409A as required by law or regulation.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

Jerry Williams, Chair
John K. Keach, Jr.
Ralph R. Whitney, Jr.

Summary Compensation Table

The following table sets forth certain information regarding compensation of the Company's Named Executive Officers for each of the three most recent completed fiscal years.

Name and Principal Position(s)	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)		Total ($)
David B. Becker	2019	700,000	636,486	265,300	15,080		1,616,866
President and	2018	700,000	570,015	215,425	16,618		1,502,058
Chief Executive Officer	2017	619,231	440,976	396,000	13,911		1,470,118
Kenneth J. Lovik	2019	304,000	221,199	99,763	9,917		634,879
Exec. Vice President and	2018	292,000	190,396	75,993	6,438		564,827
Chief Financial Officer	2017	290,385	164,907	160,533	7,095		622,920
Nicole S. Lorch	2019	310,000	225,416	101,732	8,222		645,370
Exec. Vice President and Chief	2018	285,000	185,631	74,171	6,959		551,761
Operating Officer	2017	277,500	158,539	154,800	6,679		597,518
C. Charles Perfetti	2019	230,000	167,318	75,478	17,911		490,707
Exec. Vice President and	2018	223,000	145,442	58,036	16,265	(4)	442,743
Secretary	2017	222,981	126,575	123,267	17,812	(4)	490,635

(1)
Amounts shown represent the aggregate grant date fair value of equity awards computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, based on the closing stock price on the grant date, or the next preceding date on which a sale of shares occurred, as reported by Nasdaq. Amounts for 2019 represent performance-based RSUs originally granted on January 22, 2019. Amounts for 2018 represent performance-based RSUs originally granted on January 15, 2018. Amounts for 2017 represent performance-based RSUs originally granted on January 16, 2017. Further information regarding these awards is included in the "Outstanding Equity Awards at Fiscal Year-End" table elsewhere in this proxy statement. The values for RSUs represent payouts based on the achievement of the performance conditions and were determined using the closing stock price on the date of grant. The potential value of RSUs granted is as follows (using closing stock prices of $31.00 for 2017, $40.50 for 2018 and $24.62 for 2019) and the actual value of dividend equivalents earned on outstanding RSUs during the applicable year were as follows:

Name	Year	Grant Date Fair Value of Award(s) ($)	Dividend Equivalent(s) Earned ($)
David B. Becker	2019	632,365	4,121
	2018	563,513	6,502
	2017	435,953	5,023
Kenneth J. Lovik	2019	219,709	1,490
	2018	188,042	2,354
	2017	162,750	2,157
Nicole S. Lorch	2019	224,042	1,374
	2018	183,538	2,093
	2017	156,953	1,586
C. Charles Perfetti	2019	166,210	1,108
	2018	143,612	1,830
	2017	124,961	1,614

  Further information related to the performance-based award program is included in "EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Compensation of Executives in 2019 — 2019 Long-Term Incentive Compensation" elsewhere in this proxy statement.

(2)
Represents cash bonuses earned during each of the applicable fiscal years under the applicable year's executive cash incentive plan and paid in the following year.
(3)
Unless otherwise supplemented, represents life insurance premiums and matching contributions under our 401(k) Plan.
(4)
Includes automobile allowances of $10,800 in 2019 and 2018 and a travel allowance of $8,467 in 2017.

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards to each Named Executive Officer during the year ended December 31, 2019, which consisted of cash bonus opportunities awarded for 2019 under the Annual Bonus Plan and RSU awards granted under the 2013 Equity Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David B. Becker	1/22/2019				N/A	25,685	N/A	632,365
	1/22/2019	140,000	385,000	490,000
Kenneth J. Lovik	1/22/2019				N/A	8,924	N/A	219,709
	1/22/2019	45,600	152,000	182,400
Nicole S. Lorch	1/22/2019				N/A	9,100	N/A	224,042
	1/22/2019	46,500	155,000	186,000
C. Charles Perfetti	1/22/2019				N/A	6,751	N/A	166,210
	1/22/2019	34,500	115,000	138,000

(1)
Represents threshold, target and maximum amounts that could have been earned for 2019 performance under the Annual Bonus Plan. The actual payout amounts are reflected in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column.
(2)
Represents target amounts for RSUs that may be earned, which RSUs were granted under the 2013 Equity Plan for 2019 performance period that, when earned, would become scheduled to vest, and settle in shares of common stock, in three substantially equal installments on March 31, 2020, 2021 and 2022, subject to certain additional conditions to vesting. For additional information, see "EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Compensation of Executives in 2019 — 2019 Long-Term Incentive Compensation." The RSUs are eligible to receive dividend equivalents, which are subject to the same terms and restrictions as the RSUs and would be forfeited if the underlying RSUs do not vest.
(3)
Amounts shown represent the value of the target number of RSUs based on the probable outcome of the performance conditions determined using the closing stock price on the date of grant as reported by Nasdaq.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information, as of December 31, 2019, for each Named Executive Officer's outstanding equity awards. The outstanding equity awards consist of RSUs granted pursuant to the 2013 Equity Plan.

		Stock Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
David. B. Becker	1/16/2017	4,715	111,793
	1/15/2018	9,260	219,555
	1/22/2019	25,839	612,643
Kenneth J. Lovik	1/16/2017	1,759	41,706
	1/15/2018	3,088	73,216
	1/22/2019	8,978	212,868
Nicole S. Lorch	1/16/2017	1,696	40,212
	1/15/2018	3,015	71,486
	1/22/2019	9,151	216,970
C. Charles Perfetti	1/16/2017	1,350	32,009
	1/15/2018	2,360	55,956
	1/22/2019	6,792	161,038

(1)
All awards in this column represent performance-based RSUs granted under the 2013 Equity Plan that were earned based on the determination of actual performance during the applicable fiscal year. The earned RSUs vest in substantially equal installments on March 31 on each of the three calendar years following the date of grant. Awards granted prior to 2019 are eligible to receive dividend equivalents converted into additional shares upon vesting of the underlying RSUs. Awards granted in 2019 are eligible to receive dividend equivalents that are settled in cash upon vesting of the underlying RSUs. The amounts in this column include the following dividend equivalents by grant date:

	Shares Representing Dividend Equivalents (#)
Name	1/16/2017	1/15/2018
David B. Becker	116	152
Kenneth J. Lovik	41	49
Nicole S. Lorch	40	47
C. Charles Perfetti	32	38

Option Exercises and Stock Vested

The following table provides information concerning the vesting of RSUs during 2019 on an aggregated basis for each of the Named Executive Officers. There were no shares of restricted stock or stock options outstanding during 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
David. B. Becker	12,728	246,032
Kenneth J. Lovik	4,765	92,107
Nicole S. Lorch	4,003	77,378
C. Charles Perfetti	3,650	70,555

(1)
Represents the vested portion of grants of RSUs issued under the 2013 Equity Plan.
(2)
Value calculated using the closing price of our common stock as of the date of the respective vesting, or the next preceding date on which a sale of shares occurred, as reported by Nasdaq.

2013 Equity Plan

Our 2013 Equity Plan was approved by the Board and our shareholders in 2013. The 2013 Equity Plan initially authorized the issuance of 750,000 shares of our common stock. Under the terms of the 2013 Equity Plan, the pool of shares available for issuance may be used for all types of equity awards available under the 2013 Equity Plan, which include stock options, stock appreciation rights, restricted stock awards, RSUs, stock unit awards and other stock-based awards.

All employees, consultants and advisors of the Company or any subsidiary, as well as all non-employee directors of the Company, are eligible to receive awards under the 2013 Equity Plan. As of December 31, 2019, there were approximately 231 persons employed by the Company and its subsidiaries and six non-employee members of its Board, all of whom were eligible to receive awards under the 2013 Equity Plan.

The 2013 Equity Plan is administered by the Committee, which may in turn delegate its duties, power and authority under the 2013 Equity Plan to any of its members, to officers of the Company with respect to awards to participants who are not directors or executive officers of the Company or, in connection with non-discretionary administrative duties, to one or more agents or advisors.

The Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares or amount of cash covered by each award, and the terms and conditions of the awards. The Committee also may establish and modify rules to administer the 2013 Equity Plan, interpret the 2013 Equity Plan and any related award agreement, cancel or suspend an award or the exercisability of an award, or modify the terms of outstanding awards to the extent permitted under the 2013 Equity Plan. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.

Employment Agreement

Mr. Becker's employment agreement provides for an annual base salary and an annual bonus, if any, as determined from time to time by the Committee. The annual bonus is to be determined with reference to the achievement of annual performance objectives established by the Committee for Mr. Becker and other senior officers. The agreement also provides that Mr. Becker may be awarded additional compensation, benefits or consideration as the Committee may determine. The term of the agreement was set to expire on December 31, 2019, but automatically renewed for a successive one-year term, through December 31, 2020.

The agreement provides that if Mr. Becker's employment is terminated by us for "cause," or by him without "good reason," then he will be paid only the amounts then due for his services through the date of termination. If his employment is terminated without cause or he resigns for good reason, then he will be paid, in twelve equal monthly payments beginning the month following termination, an amount equal to the sum of (x) two times his then-current annual base salary plus (y) two times the amount of the annual bonus he was paid for the calendar year preceding the termination. If his employment is terminated due to his death, then his estate will be paid an amount equal to 120% of the annual bonus he was paid for the calendar year preceding the termination. If his employment is terminated due to disability, then he will be paid an amount equal to the sum of (x) his then-current annual base salary plus (y) 120% of the annual bonus he was paid for the calendar year preceding the termination. If the agreement is not renewed or his employment terminates or if he resigns for any reason within twelve months following a change in control, then he will be paid, in twelve equal monthly payments beginning the month following the end of his employment, an amount equal to the sum of (x) three times his then-current annual base salary plus (y) two times the 120% of the amount of the annual bonus he was paid for the calendar year preceding the termination; provided, however, the total payments relating to a change in control will be limited to the maximum amount that could be paid to him without imposing excise tax under the Code. Unless Mr. Becker's employment is terminated by us for "cause," terminated by him without "good reason," or terminated pursuant to a non-renewal of his agreement, then, to the fullest extent permitted by law, all restrictions on any outstanding incentive awards, including equity awards, will lapse and become 100% vested.

We are not party to any employment agreements with any other executive officers.

Potential Payments upon Termination or Change-in-Control

The table below reflects the estimated amount of compensation payable to each of the Named Executive Officers in the event of his or her termination of employment under various scenarios, assuming that such termination occurred as of December 31, 2019. Other than our employment agreement with Mr. Becker, we have not entered into employment agreements, change in control agreements or severance agreements with any of our Named Executive Officers. The table excludes certain amounts payable pursuant to plans that do not discriminate in favor of executive officers and that are available generally to all salaried employees. The amounts shown are only estimates of the amounts that would be payable to the Named Executive Officers upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts to be paid can only be determined at the time of separation.

Name	Nonrenewal of Employment Agreement ($)	Involuntary Termination Without Cause ($)	Death ($)	Disability ($)	Change in Control ($)
David B. Becker
Severance(1)	1,658,510	1,658,510	–	958,510	2,617,020(2)
Annual Bonus Plan(3)	258,510	258,510	285,478	285,478	258,510
RSUs (accelerated)(4)	–	945,484	945,484	945,484	945,484
Health Benefits(5)	14,690	–	–	–	–
Kenneth J. Lovik
Annual Bonus Plan(3)			108,259	108,259	–
RSUs (accelerated)(4)			–	–	328,289
Nicole S. Lorch
Annual Bonus Plan(3)			105,664	105,664	–
RSUs (accelerated)(4)			–	–	329,166
C. Charles Perfetti
Annual Bonus Plan(3)			82,677	82,677	–
RSUs (accelerated)(4)			–	–	249,382

(1)
Represents severance payments due under Mr. Becker's employment agreement under the scenarios presented. For additional information, see "Employment Agreement."
(2)
Represents "double-trigger" severance payment only payable upon termination or nonrenewal of employment or resignation within 12 months following any change in control.
(3)
For additional information regarding the terms of the Annual Bonus Plan, see the disclosure under the heading "EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Compensation of Executives in 2019 – 2019 Short-Term Incentive Compensation" above.
(4)
Amounts represent the value of unvested RSUs held by the Named Executive Officer that would vest as a result of the specified termination event. Value is calculated by multiplying the number of unvested RSUs that would vest by $23.71, the closing price of our common stock on December 31, 2019 as reported by Nasdaq.
(5)
Amount represents the estimated reimbursement cost of premiums for insurance if the executive was paying the premiums for such coverage at the time of termination.

Director Compensation

The following table sets forth certain information regarding compensation of the persons who served as our non-employee directors during the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
John K. Keach, Jr.	34,300	48,181	82,481
David R. Lovejoy	40,300	48,181	88,481
Ann D. Murtlow	23,300	48,181	71,481
Ralph R. Whitney, Jr.	34,300	48,181	82,481
Jerry Williams	33,300	48,181	81,481
Jean L. Wojtowicz	33,300	48,181	81,481

(1)
Value calculated using the closing price of our common stock on the date of grant, or the next preceding date on which a sale of shares occurred, as reported by Nasdaq.

We compensate our non-employee directors for their services in the form of an annual retainer paid in equity awards granted under the 2013 Equity Plan, as well as cash payments for Board and committee meeting attendance, service as a committee chair and service on the Audit Committee.

  •
  Annual Retainer. For 2019, we paid non-employee directors an annual retainer in the form of shares of restricted stock granted under the 2013 Equity Plan. Each of our non-employee directors received an award of restricted stock having a grant date fair value of $48,181, which excludes dividend equivalents and represents the non-cash component of the compensation payable for the directors' service during 2019.

    The number of shares of restricted stock was determined by dividing the annual retainer of $40,000 by $20.44, which was the closing price of our common stock on December 31, 2018, the last trading date before January 1, 2019, and rounding up to the next whole share. The restricted shares vested monthly during 2019. Cash dividends were paid on unvested shares of restricted stock.

  •
  Board and Committee Meeting Attendance Fees. During 2019, we paid each non-employee director a $1,300 cash fee for each Board meeting attended, and a $1,000 cash fee for each committee meeting attended.

  •
  Committee Chair Annual Fees. During 2019, we paid each committee chair additional annual cash fees as follows:

  ■
  Audit Committee Chair: $15,000;

  ■
  Compensation Committee Chair: $8,000; and

  ■
  Nominating and Corporate Governance Committee Chair: $8,000.

  •
  Other Audit Committee Members. During 2019, we paid each member of the Audit Committee, excluding the Chair, an annual cash fee of $5,000.

  •
  Reimbursement of Meeting Expenses. We also reimburse our non-employee directors for their reasonable expenses incurred in attending regular, special and Board committee meetings.

Changes to Director Compensation for 2020

In November 2019, our Board adjusted certain components of director compensation. The Compensation Committee engaged McLagan to assist in its consideration of compensation for our non-employee directors for 2020. In its considerations, the Compensation Committee utilized the same peer group as discussed above for executive compensation matters. Effective for the fiscal year ending December 31, 2020, the Annual Retainer for all non-employee directors is $64,000, consisting of a cash payment of $12,000 and an award of shares of our common stock with a target value of approximately $52,000. The number of shares of restricted stock was determined by dividing the annual equity portion of the retainer of $52,000 by $23.71, which was the closing price of our common stock on December 31, 2019, the last trading date before January 1, 2020, and rounding up to the next whole share. The restricted shares will vest monthly during 2020. Cash dividends will be paid on unvested shares of restricted stock. Each non-employee director will receive a fee of $1,300 for each Board meeting attended. The Audit Committee Chair will receive an additional cash fee of $20,000, and the Compensation Committee and Nominating and Corporate Governance Committee Chairs will each receive an additional cash fee of $12,000. Each member of the Audit Committee is eligible to receive a cash fee of $2,000 for each meeting attended, and each member of the Audit Committee, excluding the Chair, will receive an annual cash fee of $7,500. Each member of the Compensation

Committee and each member of the Nominating and Corporate Governance Committee is eligible to receive a fee of $1,000 for each meeting attended.

Equity Compensation Plan Information

The following table provides information as of December 31, 2019 regarding outstanding grants and shares available for grant under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans
Equity compensation plans approved by security holders(1)	108,185(2)	$–	418,700
Equity compensation plans not approved by security holders(3)	84,505(4)	–	–

Total	192,690	$–	418,700

(1)
Consists of the 2013 Equity Plan.
(2)
Represents (i) 107,244 shares underlying outstanding RSUs that could be earned or remained subject to time-based vesting and settlement and (ii) 941 deferred stock rights issued under the 2013 Equity Plan that have no exercise price and are payable in shares of common stock on a one-for-one basis when the holder ceases to be a director.
(3)
Consists of the Company's Directors' Deferred Stock Plan in effect through 2013, including dividend adjustments in accordance with the terms of outstanding awards thereunder.
(4)
Represents deferred stock rights issued under the Directors' Deferred Stock Rights Plan that have no exercise price and are payable in shares of common stock on a one-for-one basis when the holder ceases to be a director.

For 2019, the annual total compensation for our CEO was $1,616,866, as reflected in the Summary Compensation Table appearing on page 40. We estimate that the median employee annual total compensation was $66,077 for 2019. This comparison results in a CEO Pay Ratio of 24:1.

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K promulgated under the Exchange Act, and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

As permitted under applicable SEC guidance, to identify an initial median employee among our employee population domestic workforce (excluding our CEO) for 2017, the first year for which CEO Pay Ratio disclosure was required, we used a definition that was based on actual 2017 W-2 taxable income compensation data for the 2017 calendar year for those who were employed on December 31, 2017, rather than annual total compensation tabulated in a manner consistent with the Summary Compensation Table. Taxable income was selected because it is inclusive of all forms of cash compensation paid to an employee such as salary, wages, overtime, cash bonuses, and commissions, and we believe it is a better representation of our employees' pay than annual total compensation. As a result, we selected an individual at the median of our employee population.

While we did not experience any meaningful change in our employee population or employee compensation arrangements during 2018 or 2019 that we reasonably believe would significantly impact our pay ratio disclosure, the median employee that we identified for 2017 did experience a change in circumstances in 2018, resulting in compensation that we reasonably believe would not have been representative and would have resulted in a significant change in our pay ratio disclosure. Consistent with SEC rules, for 2018, we chose to use a substitute employee who was immediately adjacent to the initial median employee who had substantially similar compensation to that of the initial median employee based on the compensation measure we had used to select the initial median employee. We used the same substitute employee for purposes of determining our CEO Pay ratio for 2019.

We determined the substitute median employee's annual total compensation for 2019, including any perquisites and other benefits in the same manner that we determine the annual total compensation of our Named Executive Officers for purposes of the Summary Compensation Table disclosed above. The elements included in the CEO's annual total compensation are further described in the footnotes to the Summary Compensation Table.

Proposal 2: Advisory Vote to Approve Executive Compensation

The second proposal to be considered at the annual meeting is an advisory vote to approve the compensation paid to our Named Executive Officers as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules (which disclosure includes the compensation tables and the narrative discussion following the compensation tables). This proposal, commonly known as the "say-on-pay" vote, gives our shareholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation but rather the overall compensation paid to our Named Executive Officers for the preceding year and the philosophy, policies and practices described in this proxy statement.

Our executive compensation program is designed to attract, motivate and retain highly qualified and effective leaders who drive our success. When designing our program, the Committee works to foster an environment in which executives are motivated to achieve financial performance goals and individual objectives that will drive the success of our business and, in turn, increase shareholder value on a long-term, sustainable basis. Our compensation program is intended to motivate and retain qualified executive personnel in a way that establishes an appropriate relationship between executive pay and the creation of shareholder value. We believe that our executive compensation program accomplishes this goal.

As discussed in more detail in EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Executive Summary – Consideration of 2019 Advisory Vote on Compensation, the 2019 say-on-pay vote with respect to 2018 compensation received a 59% approval, even though the 2018 say-on-pay vote with respect to 2017 compensation received a 95% approval. This large disparity in approval rating surprised the Committee in that no changes had been made to the terms of the NEOs' compensation components in the interim.

As a direct result of last year's say-on-pay vote, the Committee engaged an independent compensation consultant (McLagan) to assist in reviewing its compensation program and revised the terms under which LTIP awards would be granted. This is discussed in greater detail in EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Executive Summary – Modifications to LTIP Award Terms Beginning in 2020. Also in response, our CEO and certain other executive officers proactively reached out to our large institutional shareholders and regularly attended financial conferences with most, if not all, of the brokerage firms that cover our stock. See EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Executive Summary – Consideration of 2019 Advisory Vote on Compensation. Because the say-on-pay advisory vote at the 2018 Annual Meeting received 95% shareholder approval, and the say-on-pay advisory vote at the 2019 Annual Meeting was received after compensation decisions had been made for 2019, the terms of the 2019 LTIP awards for NEOs are similar to prior years.

For 2019, the Committee approved increases to the annual base salaries of the Named Executive Officers, other than our CEO whose base salary in 2019 was unchanged from 2018. The Committee also approved performance-based cash bonus opportunities for the Named Executive Officers under the Annual Bonus Plan, which provides senior management, including Named Executive Officers, an opportunity to earn a performance-based cash bonus for each applicable fiscal year. In January 2019, the Committee also granted awards to key personnel, including each Named Executive Officer, of RSUs that were scheduled to vest in proportion to the achievement of goals for our operational performance for that year. As discussed above, the Named Executive Officers earned these RSU awards based on the Committee's determination in early 2020 that the Company had achieved the net income and cash dividend performance goals established for the 2019 performance period, and that the Bank received a satisfactory regulatory review of the most recent completed fiscal year. The earned RSUs, which settle in shares of our common stock upon vesting, are subject to time-based vesting in three substantially equal installments on March 31, 2020, 2021 and 2022. The compensation paid to the Named Executive Officers for 2019 is discussed in more detail in the Compensation Discussion and Analysis above. The Compensation Discussion and Analysis also describes the compensation decisions the Committee has made for 2020, on which shareholders are expected to have an advisory vote at the next annual meeting to be held in 2021.

The following resolution will be voted on at the annual meeting:

    RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the Company's named executive officers for 2019 as disclosed in the Company's proxy statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative discussion.

As an advisory vote, this proposal is not binding upon the Company, the Board or the Committee and will not be construed as overruling a decision by the Company, the Board or the Committee or creating or implying any additional fiduciary duty for the Company, the Board or the Committee. However, the Committee and the Board value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the advisory vote when making future executive compensation decisions.

Shareholders are encouraged to carefully review the "Compensation Discussion and Analysis" section and the executive compensation tables that follows in this Proxy Statement for a detailed discussion of our executive compensation program.

The Board of Directors recommends a vote "FOR" the advisory proposal to approve the compensation of our Named Executive Officers as disclosed in this proxy statement.

 AUDIT-RELATED MATTERS

This section of the proxy statement includes Proposal 3, the ratification of the appointment of the Company's independent registered public accounting firm for 2020. It also includes information regarding audit-related matters, including the Report of the Audit Committee and fees paid to the independent registered public accounting firm for 2019 and 2018.

Report of the Audit Committee

In accordance with a written charter adopted by the Board, as amended, its Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its duties, the Audit Committee:

  (1)
  reviewed and discussed the audited financial statements included in the Form 10-K for the fiscal year ended December 31, 2019 with the Company's management;

  (2)
  discussed with BKD, LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the SEC and the Public Company Accounting Oversight Board, including the quality, not just the acceptability of the accounting principles, but also the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

  (3)
  received and reviewed the written disclosures and the letter from BKD, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BKD, LLP's communications with the audit committee concerning independence, and the Audit Committee discussed with BKD, LLP the independence of that firm; and

  (4)
  reviewed and pre-approved the services provided by BKD and considered whether the provision of such services not related to the audit of the financial statements are compatible with maintaining BKD, LLP's independence.

Based upon the reviews and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Jean L. Wojtowicz, Chair David R. Lovejoy Ralph R. Whitney, Jr.

Audit and Non-Audit Fees

The following table sets forth aggregate fees paid to BKD, LLP for services provided during 2019 and 2018, respectively:

	2019	2018
Audit Fees (1)	$564,665	$498,100
Audit-Related Fees (2)	13,520	12,900
Tax Fees (3)	37,290	25,800
All Other Fees	—	—

Total	$615,475	$536,800

(1)
Consists of fees for professional services rendered for the integrated audits of the Company's annual consolidated financial statements in connection with statutory/subsidiary financial statement audits, attestation reports required by statute or regulation, and comfort letters and consents related to SEC filings. Amounts for 2019 and 2018 include $122,318 and $119,727, respectively, relating to fees for comfort procedures and additional consents for offerings and related registrations of debt and equity securities, respectively.
(2)
Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported as "Audit Fees" above.
(3)
Consists of fees related to tax return preparation and other tax-related services.

Pre-Approval Policy

The Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee also may pre-approve particular services on a case-by-case basis. The Audit Committee will consider whether the provision of the services listed above is compatible with maintaining that firm's independence.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has already appointed BKD, LLP as our independent registered public accounting firm for 2020. The Board is submitting the appointment of BKD, LLP for ratification in order to permit shareholders to express their approval or disapproval. In the event of a negative vote, the Audit Committee may reconsider this appointment. Representatives of BKD, LLP are expected to be present at the meeting and will be given an opportunity to respond to questions and make a statement, if they desire.

The Board of Directors recommends a vote "FOR" the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for 2020.

 PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

Proposal 4: Approval of an Amendment to the Articles to Allow Shareholders to Amend the Bylaws

We are seeking approval of an amendment to the Articles to provide shareholders the right to amend our Bylaws.

Indiana law provides that, unless otherwise provided by the articles of incorporation, only a corporation's board of directors may amend or repeal the bylaws. Currently, the Articles do not expressly provide shareholders the right to amend or repeal the Bylaws. The proposed amendment to the Articles (the "Articles Amendment") would add a new Article VIII to allow a majority of the holders of the outstanding shares of all classes of the Company's stock entitled to vote generally in the election of directors to amend or repeal, or to adopt new Bylaws, in addition to the Board's power to do so. The full text of the new Article VIII reads as follows:

ARTICLE VIII
AMENDMENT OR REPEAL

  Section 1. Articles of Incorporation.    The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the Law, and all rights conferred on shareholders herein are granted subject to such reservation.

  Section 2. Bylaws.    Except as otherwise expressly provided by the Law, these Articles of Incorporation or the Bylaws of the Corporation, the Bylaws of the Corporation may from time to time be amended or repealed, or new Bylaws may be adopted, by either (i) the Board of Directors at any regular or special meeting of the Board of Directors, if such amendment, repeal or adoption is approved by the affirmative vote of a majority of the entire Board of Directors; or (ii) the affirmative vote, at a meeting of the shareholders of the Corporation, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article VIII as a single voting group.

Our Board is committed to good corporate governance and has carefully considered the advantages and disadvantages of adopting the Articles Amendment to allow shareholders to amend the Bylaws. The Bylaws establish a number of fundamental corporate governance principles, including rules for meetings of directors and shareholders and the election and duties of directors and officers, among other provisions. In the past, the Board believed that the default position under Indiana law provided an effective means for the Board to ensure that any amendments to the Bylaws were prudent and designed to protect and maximize long-term value for shareholders. More recently, and in light of recent annual meeting voting results and the fact that the majority of the S&P 500 companies provide shareholders with the right to amend the bylaws, the Nominating and Corporate Governance Committee considered the various positions for and against allowing shareholders to amend the Bylaws. After weighing these considerations, and upon the recommendation of the Nominating and Corporate Governance Committee, the Board unanimously approved the Articles Amendment, subject to shareholder approval. The

Board believes that the Articles Amendment will enhance the Company's corporate governance practices by giving shareholders a say in important governance principles.

If the proposed Articles Amendment is approved by the shareholders, we intend to file the Articles Amendment with the Indiana Secretary of State shortly following the annual meeting to incorporate the Articles Amendment. The Articles Amendment will become effective upon the acceptance of the filing by the Indiana Secretary of State. In addition, corresponding amendments to our Bylaws would become effective. If the Articles Amendment is not approved, the Articles and the Bylaws will remain unchanged and the Board will retain the exclusive authority to amend or repeal, or to adopt new Bylaws.

The Board of Directors recommends a vote "FOR" the Amendment to the Articles to Allow Shareholder to Amend the Bylaws.

 SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Shareholder proposals (other than director nominations) that are submitted for inclusion in our proxy materials relating to our annual meeting of shareholders to be held in 2021 must provide proof of ownership and follow the procedures set forth in SEC Rule 14a-8 and our Bylaws. To be timely, such proposals must be received by us at our principal executive office no later than December 2, 2020.

If a shareholder desires to propose an item of business for consideration at our annual meeting of shareholders without including it in our proxy materials or to nominate persons for election as director at an annual meeting, then the shareholder must comply with all of the applicable requirements set forth in our Bylaws, including timely written notice of such proposal or nomination delivered to our Secretary at our principal executive office. To be timely under our Bylaws for the 2021 annual meeting of shareholders, we must receive such notice on or after January 16, 2021 but not later than February 15, 2021.

A copy of the advance notification requirements of our Bylaws may be obtained upon request to our Secretary at First Internet Bancorp, 11201 USA Parkway, Fishers, Indiana 46037.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that may incorporate future filings (including this proxy statement, in whole or in part), the Report of the Audit Committee and the Report of the Compensation Committee shall not be incorporated by reference in any such filings.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2019 (the "Annual Report"), including financial statements audited by BKD, LLP, our independent registered public accounting firm, and BKD, LLP's report thereon, is available to our shareholders on the Internet at www.sec.gov. In addition, a copy of the Annual Report will be sent to any shareholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to our Secretary at First Internet Bancorp, 11201 USA Parkway, Fishers, Indiana 46037. The Annual Report is also available and may be accessed free of charge through the Shareholders Information section of our website at www.firstinternetbancorp.com.

 OTHER BUSINESS

The Board knows of no other matters that may be presented at the annual meeting. If any other matters should properly come before the annual meeting, the persons named in the enclosed form of proxy will vote in accordance with their business judgment on such matter.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. FIRST INTERNET BANCORP 11201 USA PARKWAY FISHERS, IN 46037 During The Meeting - Go to www.virtualshareholdermeeting.com/INBK2020 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E98185-P34285 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FIRST INTERNET BANCORP For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2, 3 and 4. ! ! ! 1. To elect eight directors to serve until the next Annual Meeting of Shareholders. NOMINEES: 01) 02) 03) 04) David B. Becker Ana Dutra John K. Keach, Jr. David R. Lovejoy 05) 06) 07) 08) Michael L. Smith Ralph R. Whitney, Jr. Jerry Williams Jean L. Wojtowicz For Against Abstain ! ! ! ! ! ! ! ! ! 2. To approve, in an advisory (non-binding) vote, the compensation paid to our named executive officers. 3. To ratify the appointment of BKD, LLP as our independent registered public accounting firm for 2020. 4. To approve an amendment to our Articles of Incorporation to allow shareholders to amend our Bylaws. NOTE: At their discretion, the proxies are authorized to vote on any other business as may properly come before the meeting or any adjournments thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.firstinternetbancorp.com. E98186-P34285 FIRST INTERNET BANCORP Annual Meeting of Shareholders May 18, 2020 1:00 PM, EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) David B. Becker and Kenneth J. Lovik, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FIRST INTERNET BANCORP that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at 1:00 PM, EDT on May 18, 2020, at www.virtualshareholdermeeting.com/INBK2020, and any adjournment or postponement thereof upon matters set forth in the proxy statement and, in their discretion, upon any other business as may properly come before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE Address Changes/Comments: